Exhibit 10.19

CONTINENTAL-GEOPETRO (BENGARA-II) LTD.

SHARES  SALE  & PURCHASE AGREEMENT

This agreement (the “Agreement”), is entered into on the 29th September 2006, by and among:

CNPCHK (INDONESIA) LIMITED (hereinafter referred to as the “Buyer”), a British Virgin Islands company whose registered address is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

CONTINENTAL ENERGY CORPORATION (hereinafter referred to as “Continental”), a British Columbia, Canada corporation located at Suite 1200, 14001 Dallas Parkway, Dallas, Texas, 75240, USA;

GEOPETRO RESOURCES COMPANY (hereinafter referred to as “GeoPetro”), a California, USA, corporation located at Suite 700, One Maritime Plaza, San Francisco, CA, 94111, USA; and

CNPC (HONG KONG) LIMITED (hereinafter referred to as the “Guarantor”), a Bermuda company located at 39th Floor, 118 Connaught Road West, Hong Kong.

Continental and GeoPetro are also referred to hereinafter as “Sellers” or individually as the context may dictate as “Seller”.

RECITALS; THAT

Whereas, Continental-GeoPetro (Bengara-II) Ltd. (hereinafter referred to as “CGB2”), is a corporation with registered offices located at 4th Floor Ellen Skelton Building, 3076 Drake’s Highway, Road Town, Tortola, British Virgin Islands and principal operational offices located at Jl. R.S. Fatmawati 31A, Cilandak, Jakarta, 12430, Indonesia.

Whereas, CGB2 was incorporated under the name Apex (Bengara-II) Ltd. as an International Business Company in the British Virgin Islands under the International Business Companies Act on September 9, 1997 registration number 247888. Apex (Bengara-II) Ltd. changed its name to Continental-Wisdom-GeoPetro (Bengara-II) Ltd. on 5 June 2003. Continental-Wisdom-GeoPetro (Bengara-II) Ltd. changed its name to Continental-GeoPetro (Bengara-II) Ltd. on 17 December 2003.

Whereas, CGB2 was originally incorporated with an authorized share capital of US$50,000 consisting of 50,000 common shares of US$1.00 par value each, all of which are issued, outstanding and fully paid up and as of the date hereof no changes have been made to the authorized, issued, outstanding and fully paid up share capital of CGB2.

Whereas, CGB2 was formed expressly for the sole purpose of entering into, holding and operating the Bengara-II Production Sharing Contract which it signed with Pertamina, the state owned oil enterprise of the Republic of Indonesia, on December 4, 1997 (together with any amendments thereto, the “Bengara-II PSC”, a copy of which is initialed by the Parties for the purpose of identification). CGB2 owns an undivided 100% participating interest in the contract rights in the Bengara-II PSC. CGB2 has no business interests, property or assets other than those directly pertaining to the Bengara-II PSC.

Whereas, The Bengara-II PSC covers a 3,650 square kilometers contract area (reduced from 4,867 square kilometers in a June 2001 Bengara-II PSC mandated relinquishment) located partially onshore and partially offshore in the province of East Kalimantan, Indonesia

(“Bengara-II Block”). In accordance with the terms and conditions of the Bengara-II PSC, CGB2 has the exclusive authority to conduct, along with BP Migas, petroleum exploration and production operations within the Bengara-II PSC contract area for up to 30 years from 4 December 1997.

Whereas, the duly registered beneficial Shareholders of CGB2 are Continental, who holds 30,000 common shares representing a 60% ownership interest in CGB2 and GeoPetro, who holds 20,000 common shares representing a 40% ownership interest in CGB2.

Whereas, the Buyer wishes to purchase and take up a percentage share holding in CGB2 and thereby participate with Continental and GeoPetro in CGB2 and for that purpose the Parties have created this Agreement.

Whereas, the Guarantor wishes to guarantee the performance of the Buyer’s obligations under this Agreement.

Now therefore, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree with each other as follows:

Article-1:  INTERPRETATION

1.1                               DEFINITIONS

In this Agreement, including the premises, schedules and the exhibits hereto the following defined terms shall have the meaning ascribed thereto as follows:

“Applicable Law” means the applicable provisions of any Law having jurisdiction over CGB2 or any of the Bengara-II Assets, and includes, without limitation, the applicable provisions of any Permit issued to CGB2 in respect of the Bengara-II Assets or any of them.

“Bengara-II Assets” means collectively (i) an undivided 100% participating interest in CGB2’s contract rights and interests in the Bengara-II PSC; (ii) any Permit issued to CGB2 by a governmental authority in respect of activities under or related to the Bengara-II PSC; (iii) all of CGB2’s rights and interests under its third party contracts including any oil and gas sales contracts, gas processing agreements and product offtake agreements; (iv) CGB2’s bank accounts; and (v) all seismic, geological and well reports and other assessment materials and technical data within and pertaining to the Bengara-II PSC contract area.

“Bengara-II PSC” means the Bengara-II Production Sharing Contract entered into by CGB2 and Pertamina and approved by the Minister of Mines and Energy of the Republic of Indonesia on 4 December 1997, including any amendments thereto or extensions thereof.

“Bonus” has the meaning ascribed thereto in Section-2.2.2.

“BP Migas” means Badan Pelaksana Kegiatan Usaha Hulu Minyak Dan Gas Bumi, a state oil and gas regulatory body established under the Directorate General of Oil and Natural Gas of The Ministry of Mines and Energy (MIGAS) of the Republic of Indonesia; and the successor in authority to Pertamina in relation to the Bengara-II PSC.

“Business Day” means any day of the week except Saturday, Sunday or any statutory holiday in Jakarta, Indonesia, Hong Kong or Dallas, Texas.

“Buyer” shall mean CNPCHK (Indonesia) Limited.

“Cash” has the meaning ascribed thereto in Section-2.2.1.

“CGB2” means Continental-GeoPetro (Bengara-II) Ltd., a Party to this Agreement, whose common shares are being bought and sold in the transaction contemplated in this Agreement.

“Closing” and “Closing Date” have the meanings ascribed thereto in Section-4.1.

“Continental” means Continental Energy Corporation, a Party to this Agreement, and one of the Sellers as further defined herein.

“Completion Resolutions” means the Consent Resolutions of Directors and Consent Resolutions of Members required to give full force and effect to the completion of Closing this Agreement and the Shareholders Agreement as provided for in Article-4.1 and attached hereto and made a part hereof in their entirety in Schedule-E.

“Contractor” refers to CGB2 in the context of being a production sharing “Contractor” as the term is used in the Bengara-II PSC.

“Data Confidentiality Agreement” means that certain Data Confidentiality Agreement between CGB2 and the Guarantor dated 18 May 2006 pursuant to and in accordance with which CGB2 on behalf of itself and on behalf of the Sellers provided certain Evaluation Information to the Guarantor.

“Diligence Materials” means, exclusive of the Evaluation Information, all legal, financial, and any other related due diligence information provided by the Sellers or by CGB2 to the Buyer, the Guarantor, or to their attorneys, Clifford Chance of Hong Kong, Mochtar Karuwin and Komar of Jakarta, and accountants Pieter, Uways & Rekan of Jakarta.

“Director” means a member of the Board of Directors of CGB2.

“Earning Obligation” has the meaning ascribed thereto in Section-2.2.3.

“Effective Date” has the meaning ascribed thereto in Section 3.1.

“Environmental Deficiencies” means any (i) ground water, surface water or aquifer contamination; (ii) soil contamination; (iii) toxic or hazardous substance emission; or (iv) corrosion or deterioration of structures, equipment or other property, that was directly caused by CGB2 as a direct and unequivocal result of CGB2 work activities on the Bengara-II PSC block prior to the date of this Agreement, the occurrence or existence of which could reasonably be expected to give rise to criminal, quasi-criminal or civil liability on the part of CGB2 or a holder of the Bengara-II Assets under presently subsisting Environmental Law.

“Environmental Law” means any Applicable Law relating to protection of the environment, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, use, treatment, storage or disposal of, any chemical raw material, pollutant, contaminant or toxic, corrosive or hazardous substance or waste.

“Evaluation Information” means the geological, geophysical, engineering, economic analyses and other technical information and data provided to the Guarantor by CGB2 pursuant to the Data Confidentiality Agreement.

“Financial Statements” means the unaudited 31 August 2006 financial statements of CGB2 attached as Schedule-A which have been prepared by the management of CGB2 in accordance with GAAP.

“GAAP” means Indonesian Generally Accepted Accounting Principles and Bengara-II PSC accounting for cost recovery purposes consistent with Annex-C to the Bengara-II PSC entitled “Accounting Procedure”.

“GeoPetro” means GeoPetro Resources Company, a Party to this Agreement, and one of the Sellers as further defined herein.

“JOA” means the CGB2 joint operating agreement dated 1 January 2000 amongst Continental, GeoPetro and CGB2,which will be terminated as of Closing.

“Laws” shall mean:

a)                                all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations, and municipal by-laws, whether domestic, foreign or international;

b)                               all judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any governmental authority or body; and

c)                                all policies, practices and guidelines or any governmental authority or body which, although not actually having the force of law, are considered by such governmental authority or body as requiring compliance as if having the force of law;

in each case binding on or affecting the Party or Person referred to in the context in which such word is used; and “Law” shall mean any one of them.

“Material” means having a monetary value in excess of US$ 50,000.

“Material Adverse Effect” in respect of a person means any change, effect, event, occurrence, condition or development that has or could reasonably be expected to have, individually or in the aggregate, a Material and adverse impact on the business, operations, results of operations, assets, capitalization or financial condition of such person, other than any changes related to the economy or the industry in which the person carries on business.

“Material Contracts” means in addition to the Bengara-II PSC, all other contracts, agreements, arrangements and commitments of financially material substance to which CGB2 is a Party, by which it is bound or pursuant to which it is entitled to any right or benefit, either directly or indirectly, including those listed and described in Schedule-B and for which the breach or violation of, or default under, the terms of any such Material Contract, would have a substantially Material Adverse Effect on CGB2 or the Bengara-II Assets;

“Member” means a Shareholder of CGB2.

“Outstanding Contractual Commitments” means the outstanding contractual commitments of CGB2 to third parties as listed and described in Schedule F hereto which shall be terminated by the Sellers as provided for in Article-3.4 on or before 30 September 2006.

“Parties” shall mean Continental Energy Corporation, GeoPetro Resources Company, CNPCHK (Indonesia) Limited and CNPC (Hong Kong) Limited; and “Party” shall mean any one of them.

“Permit” shall mean a permit, license, consent, approval, certificate, qualification, specification, registration or other authorization; or a filing of a notification, report or assessment, in each case necessary for the effective operation of CGB2’s business, its ownership, possession, occupation or use of the Bengara II Assets or any asset or the execution or performance of this Agreement.

“Pertamina” means P.T. Pertamina (Persero) (f/k/a Perusahaan Pertambangan Minyak dan Gas Bumi Negara), a state enterprise established under the laws of the Republic of Indonesia; and a party to the Bengara-II PSC.

“POD” means the official plan of development for a commercial discovery or exploitation of a Petroleum accumulation prepared by the Company and submitted to BP Migas for its approval.

“Restated Memorandum and Articles” means the Memorandum and Articles of CGB2 as described in Section-2.2.6 and as attached to and made a part of this Agreement as Schedule-D, all as may be amended by the CGB2 Shareholders from time to time.

“Requisite Approvals” means all governmental and regulatory consents, approvals and authorizations of any nature required to be obtained in order to permit the sale and transfer of CGB2 Shares (as hereinafter defined) to the Buyer to be duly and lawfully completed without any adverse effect on any of the Bengara-II Assets.

“Secretary” refers to the corporate Secretary of CGB2.

“Sellers” shall mean Continental and GeoPetro; and “Seller” shall mean either one of them.

“Shareholder” means a Member or Shareholder of Shares in CGB2.

“Shares” refers to common shares of CGB2.

“Shareholders Agreement” shall have the meaning ascribed thereto in Section-2.2.5 and refers to the agreement amongst the Parties attached to and made a part of this Agreement as Schedule-C and any other shareholders agreement(s) or joint operating agreement(s) made amongst the Parties from time to time.

“Taxes” means any federal, state, provincial, municipal or other governmental taxes or assessments in the nature of taxes of any nature whatsoever (including, without limitation, income taxes, capital taxes, sales taxes, property taxes, goods and services taxes, stamp taxes, value added taxes and use taxes and withholding tax of whatsoever nature), and includes any interest, penalty or other additional obligation associated therewith.

“Third Party Claim” shall mean and include without limitation, any claims: (a) arising out of or in relation to the JOA and the Outstanding Contractual Commitments prior to 30 September 2006; or (b) any claims arising out of the termination of the JOA and the Outstanding Contractual Commitments prior to 30 September 2006; or (c) any amount or liability that is payable by CGB2 under or in connection with any Outstanding Contractual Commitments after 30 September 2006; and any other claims provided that any such claims shall be strictly limited to claims brought within one year of the date of this Agreement by a third party who can demonstrate a valid and lawful written contract justifying its claim or by a relevant regulatory authority in Indonesia.

“Warranty” means the representation, undertakings and warranties as set out in Section-5.

1.2                               SCHEDULES

The following additional agreements, annexes, exhibits, schedules (collectively referred to hereinafter as “Schedules”) are annexed and attached to this Agreement and form a part hereof and have the same force and effect as if set out in the body of this Agreement:

Schedule-A	–	CGB2’s Financial Statements at 31 August 2006
Schedule-B	–	List of CGB2’s Material Contracts at 31 August 2006
Schedule-C	–	Shareholders Agreement
Schedule-D	–	Restated Memorandum and Articles
Schedule-E	–	Completion Resolutions
Schedule F	–	Outstanding Contractual Commitments

1.3                               CONSTRUCTION

In this Agreement, including the premises, schedules and exhibits hereto, unless otherwise expressly stated:

a)                       References to a “Party” or “Parties” are references to a Party or Parties to this Agreement and include their respective successors and permitted assigns.

b)                      References to “herein”, “hereby”, “hereunder”, “hereto”, “hereof” and similar expressions are references to this Agreement and not to any particular section, subsection or schedule.

c)                       References to a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement.

d)                      References to an “Article”, “Section”, “subsection”, or “clause” are references to an Article, Section, subsection, or clause of this Agreement.

e)                       References to a “Schedule” are references to a Schedule to this Agreement as described in Section-1.2.

f)                         References to dollar amounts are references to US dollar amounts.

g)                      Words importing the singular shall include the plural and vice versa.

h)                      Words importing gender shall include the masculine, feminine and neuter genders.

i)                          References to a “person” or “persons” shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context.

j)                          The use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4                               ENTIRE AGREEMENT

This Agreement, together with the Shareholders Agreement and the Restated Memorandum and Articles, and together with all other agreements, instruments, certificates, assignments and other documents to be delivered by the Parties pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement, and supersede the Data Confidentiality Agreement and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no representations, warranties or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement, the Shareholders Agreement and any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument executed by both the Sellers and the Buyer and the Guarantor.

Article-2:  CONSIDERATION

2.1                               SHARES SALE

The Sellers hereby agree to sell and transfer, in aggregate, 35,000 fully paid ordinary common shares of CGB2 (the “CGB2 Shares”) representing a 70% shareholding equity ownership in CGB2 to the Buyer, and the Buyer hereby agrees to purchase and accept CGB2 Shares from the Sellers, on the following terms and conditions:

a)              Continental agrees to sell and transfer to the Buyer, in accordance with the terms and conditions of this Agreement, 21,000 fully paid ordinary common shares of CGB2 Shares, free and clear of all encumbrances together with all rights attaching thereto as of the date of this Agreement. At Closing, Continental shall retain for its own account and interest 9,000 fully paid ordinary common shares of CGB2 representing an 18% ownership of CGB2.

b)             GeoPetro agrees to sell and transfer to the Buyer, in accordance with the terms and conditions of this Agreement, 14,000 fully paid ordinary common shares of CGB2 Shares, free and clear of all encumbrances together with all rights attaching thereto as of the date of this Agreement. At Closing, GeoPetro shall retain for its own account and interest 6,000 fully paid ordinary common shares of CGB2 representing a 12% ownership of CGB2.

2.2                               SHARES PURCHASE

As consideration for its purchase of the CGB2 Shares the Buyer shall undertake obligations in Section-2.2.4 through Section-2.2.6 and pay and provide the aggregate consideration in Section-2.2.1 through Section-2.2.2 as follows:

2.2.1                                             CASH

In addition to the other consideration paid or provided by Buyer as set out in Section-2.2.2 through Section-2.2.3 below, the Buyer shall pay cash consideration upon the Closing Date in the aggregate amount of US$ 35,000 (“Cash”) in the form of two wire transfers, one in the amount of US$ 21,000 wired to Continental and one in the amount of US$ 14,000 wired to GeoPetro, both in immediately available US dollar funds.

2.2.2                                             BONUS

In addition to the other consideration paid or provided by Buyer as set out in Section-2.2.1 above, and subject to and conditional upon the receipt of BP Migas approval of the first POD by CGB2, or its successor within the Bengara-II PSC contract area, the Buyer shall pay a cash bonus in the aggregate amount of US$ 5,000,000 (the “Bonus”), in the form of a payment of cash in the amount of US$ 3,000,000 to Continental and a payment of cash in the amount of US$ 2,000,000 to GeoPetro; provided further, that:

a)              payment of the Bonus shall be made in full to Continental and to GeoPetro by wire transfers within five (5) business days of receipt of said written approval;

b)             in the event the Parties decide to cause CGB2 to relinquish and terminate the entire Bengara-II PSC prior to making an application for approval of any plan of development, pursuant to the termination and relinquishment procedure set forth in the Shareholders Agreement, then the Bonus payment obligation of the Buyer shall be released and forgiven on the same date as the termination and relinquishment of the entire Bengara-II PSC.

2.2.3                                             EARNING OBLIGATION

Upon the Closing Date, the Buyer shall advance US$18,700,000 (the “Earning Obligation”) in immediately available US dollar funds by wire transfer into the CGB2 multicurrency bank account number 808-215644-838 (referred to hereinafter as the “Earn-In Joint Account” or the “EJA”) established at Hongkong and Shanghai Banking Corporation Limited, Hong Kong main office, 1 Queen’s Road Central, and operated as provided for in the Shareholders Agreement.

2.2.4                                             DEVELOPMENT LOANS

The Buyer shall, conditional on the receipt of BP Migas approval of the first POD by CGB2, become obliged to make advances from time to time required by the Company to fund the working capital required for appraisal and development of any successful Petroleum discovery of up to a total, maximum amount of forty one million three hundred thousand US dollars, US$41,300,000 (the “Development Loans”) in excess of the Earning Obligation funds, and utilize the Development Loans strictly in accordance with the provisions set out in the Shareholders Agreement.

2.2.5                                             SHAREHOLDERS AGREEMENT

The Buyer and the Guarantor has entered into a separate written agreement with Continental and GeoPetro entitled the “Shareholders Agreement” which is attached hereto in its entirety as Schedule-C. The Shareholders Agreement, among other things, provides irrevocable, strict and clear and comprehensive terms, conditions and procedures as to how:

a)              the Buyer’s Earning Obligation as set forth in Section-2.2.3 shall be controlled, expended, and realized as well as how the Earn-In Joint Account shall be established and operated;

b)             the Development Loans set forth in Section-2.2.4 shall be controlled, expended, and realized.

2.2.6                                             RESTATED MEMORANDUM & ARTICLES

The Buyer has entered into a separate written agreement with Continental and GeoPetro entitled the “Restated Memorandum & Articles” of CGB2 which is attached hereto in its entirety as Schedule-D. The Restated Memorandum & Articles, together with the Shareholders Agreement, among other things, provides irrevocable, strict, clear and comprehensive terms, conditions and procedures as to how the Parties shall manage, control, and operate CGB2 as a joint venture corporate vehicle to operate the Bengara-II Assets on behalf of the Buyer, Continental and GeoPetro in proportion to their respective CGB2 shareholding percentages.

Article-3:  Effectiveness & Continuation

3.1                               EFFECTIVE DATE

The purchase and sale contemplated in this Agreement shall be effective from the Closing Date upon signature of this Agreement and of the Shareholders Agreement.

3.2                               CONTINUITY

The Buyer accepts and agrees that the Buyer’s purchase of CGB2 Shares is a purchase of CGB2 and its Bengara-II Assets as a going concern business enterprise. The Parties agree that continuation and success of CGB2 and the Bengara-II Assets is of paramount priority and importance to the benefit of all the Parties and therefore the Earning Obligation funds and the Development Loan (where applicable) shall be expended and utilized to satisfy and discharge CGB2’s Bengara II PSC and other obligations, liabilities, payables, and commitments as and from the date of this Agreement, including but not limited to those accrued and noted on the Financial Statements and summarized and listed as Material Contracts.

3.3                               TERMINATION OF JOA

The Sellers and CGB2 shall enter into an agreement terminating the JOA effective on the same date as this Agreement in the form termination agreement provided attached to Completion Resolution number 1. Any costs of CGB2 terminating the JOA shall be funded by the Sellers on or before 30-September-2006 and dealt with as further provided for in Section 3.6 below. The Sellers hereby expressly release CGB2 from any past or future obligations that each of the Sellers may have against CGB2 under the JOA with effect from the date of termination. Each of the Sellers shall severally indemnify CGB2 in respect of any of their respective antecedent breaches and/or failure of their respective obligations under the JOA prior to its termination.

3.4                               TERMINATION OF OUTSTANDING CONTRACTUAL COMMITMENTS

Subject to the provisions of Article-3.6, the Sellers shall cause CGB2 to terminate the Outstanding Contractual Commitments on or before 30 September 2006 and the Sellers shall fund the costs incurred in accordance with the Outstanding Contractual Commitments through 30 September 2006 and any costs of terminating the Outstanding Contractual Commitments in the manner and as further provided for in Section 3.6 below.

3.5                               ACCUMULATED COST RECOVERY 30-JUNE-2006

CGB2 has reported accumulated shareholder loans against the Bengara-II PSC work commitment in the agreed aggregate amount of US$ 6,300,000 at September 30, 2006. Of this total, 60% has been contributed to CGB2 by Continental and 40% has been contributed to CGB2 by GeoPetro

3.6                               CGB2 WORKING CAPITAL FUNDING AND COSTS THROUGH 30-SEPTEMBER-2006

Notwithstanding the Closing Date of the transactions contemplated in this Agreement, the Sellers shall continue to fund CGB2 sufficiently to pay CGB2’s working capital needs to fund its operations through 30 September 2006 plus such additional funds as CGB2 may require to negotiate, sever consultants and terminate the JOA as provided for in Section~~-~~3.3 and the Contractual Commitments on or before 30 September 2006 as provided for in Section 3.4.

3.7                               CGB2 WORKING CAPITAL FUNDING AND COSTS FROM 1-OCTOBER-2006

Notwithstanding the Closing Date of the transactions contemplated in this Agreement, and in accordance with Section-3.3 through Section-3.6 above, the Earning Obligation funds and the Development Loan (where applicable) shall be applied towards CGB2 working capital needs to fund its operations commencing with effect from 1-October-2006 in accordance with the provisions of this Agreement and the Shareholders Agreement.

Article-4:  COMPLETION

4.1                               CLOSING

The closing of the purchase and sale contemplated hereby (“Closing”) shall take place upon the signature of this Agreement and the Shareholders Agreement upon a date (the “Closing Date”) and at a place mutually agreed by the Parties. The Completion Resolutions numbered 1 through 6 as included herein and attached hereto as Schedule-E, together with their respective attachments and related agreements shall also be signed by the applicable Parties at Closing and have full force and effect to the same extent as if incorporated in the body of this Agreement.

4.2                               SELLERS’ CLOSING DELIVERIES

At the Closing, upon the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer the following, in form and substance satisfactory to the Buyer or as provided for in the Completion Resolutions, duly authorized and executed:

a)              signature and delivery of this Agreement;

b)             signature and delivery of the Shareholders Agreement;

c)              signature and delivery of the Restated Memorandum and Articles;

d)             transfers of CGB2 Shares to the Buyer from the Sellers as per the attachment to Completion Resolution number-1 providing therefore;

e)              termination of the JOA as per the attachment to Completion Resolution number-1 providing therefore;

f)                resignation and release letter of CGB2 Director Mr. S. J. Doshi as per the attachment to Completion Resolution number-1 providing therefore;

g)             resignation and release letter of CGB2 President & CEO Mr. Richard L. McAdoo, as per the attachment to Completion Resolution number-6 providing therefore;

h)             consent to continue to serve as a Director of CGB2 from Mr. Richard L. McAdoo as per the attachment to Completion Resolution number-3 providing therefore;

i)                 signature of Completion Resolutions numbered 1, 3 and 6 together with their attachments covering the matters set out in the foregoing paragraphs 4.3.a through 4.3.h; and

j)                 signature of Completion Resolutions numbered 2 and 5 together with their attachments covering the other Closing matters set out therein.

4.3                               BUYER’S CLOSING DELIVERIES

At the Closing, upon the Closing Date, the Buyer shall deliver or cause to be delivered to the Sellers the following in form and substance satisfactory to the Sellers, or as provided for in the Completion Resolutions, duly authorized and executed:

a)              signature and delivery of this Agreement;

b)             signature and delivery of the Shareholders Agreement;

c)              signature and delivery of the Restated Memorandum and Articles;

d)             proof of payment of the Cash by wire transfers from Buyer to the Sellers in respect of the share purchase payments due to the Sellers provided for in Section-2.2.1;

e)              proof of payment by wire transfer from Buyer to the Earn-In Joint Account of the Earning Obligation payment provided for in Section-2.2.3;

f)                consents to become Directors of CGB2 from Mr. Li Hualin and Mr. Cheng Cheng and consent to become Secretary of CGB2 from Mr. Patrick Lau as per the attachments to Completion Resolution number-1 and number-3 providing therefore;

g)             transfers of CGB2 Shares to the Buyer from the Sellers as per the attachment to Completion Resolution number-1 providing therefore;

h)             signature of Completion Resolutions numbered 1, 3 and 6 together with their attachments covering the matters set out in the foregoing paragraphs 4.3.a through 4.3.g; and

i)                 signature of Completion Resolutions numbered 2 and 5 together with their attachments covering the other Closing matters set out therein.

Article-5:  REPRESENTATIONS & WARRANTIES

5.1                               SELLERS REPRESENTATIONS & WARRANTIES

a)                                               The Sellers hereby unconditionally warrant and represent to the Buyer that each Warranty is true, accurate and not misleading at the date of this Agreement.

b)                                              The Sellers acknowledge that the Buyer is entering into this Agreement in reliance on each Warranty.

c)                                               The Sellers shall not invoke the Buyer’s knowledge (actual, constructive or imputed) of a fact or circumstance in relation to the Evaluation Information.

5.2                               EACH SELLER’S SEVERAL REPRESENTATIONS & WARRANTIES

Each Seller hereby severally, and not jointly, represent and warrant to the Buyer on its own behalf that, as of the date of this Agreement:

a)              each of the Sellers is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

b)             Continental is the duly registered and beneficial owner of 30,000 fully paid and non assessable common shares of CGB2 representing a sixty percent (60%) ownership of CGB2 which were received by Continental as a duly authorized share transfer registered by CGB2;

c)              GeoPetro is the duly registered and beneficial owner of 20,000 fully paid and non assessable common shares of CGB2 representing a forty percent (40%) ownership of CGB2 which were received by GeoPetro as a duly authorized share transfer registered by CGB2;

d)             each of the Sellers has full capacity and authority to sell and transfer its proportion of CGB2 Shares and to otherwise transact the affairs contemplated by this Agreement in accordance with the provisions hereof;

e)              each of the Sellers has all necessary power, authority and capacity to enter into and perform its obligations under this Agreement and all other documents executed and delivered by or on behalf of the Sellers pursuant hereto and to consummate the transactions contemplated hereby;

f)                each of the Sellers have taken all actions necessary for the authorization, execution and delivery by it of this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered;

g)             this Agreement and all other documents executed and delivered by or on behalf of each of the Sellers pursuant hereto shall constitute legal, valid and binding obligations of each of the Sellers enforceable in accordance with their respective terms and conditions;

h)             no dissolution, winding up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of either of the Sellers;

i)                 each Seller’s portion of the CGB2 Shares are conveyed to the Buyer, free and clear of all liens, encumbrances, security interests and other third party claims and interests of any nature whatsoever except as otherwise set out herein;

j)                 there are no Requisite Approvals stipulated by Indonesian statute or regulation of Pertamina, BPMigas, MIGAS or other restrictions of any nature on the sale and transfer of each Seller’s CGB2 Shares to the Buyer pursuant hereto, and each Seller has the absolute right to effect such sale and transfer;

k)              there are no agreements, options, rights or privileges (including, without limitation, convertible securities, warrants or other rights of any nature) for the purchase, subscription, allotment or issuance of any other shares in the capital of CGB2, or of any other CGB2 securities of any nature or kind;

l)                 except for the JOA, there is no voting trust or voting agreement or pooling agreement or proxy with respect to any issued and outstanding shares in the capital of CGB2;

m)           neither of the Sellers require the approval of its shareholders or any other third party or securities regulators to authorize the sale and transfer of CGB2 Shares owned by such Seller as contemplated in this Agreement; and

n)             neither the execution and delivery of this Agreement nor the completion of the sale and transfer of CGB2 Shares in accordance with the provisions of this Agreement nor the compliance by each of the Sellers of its obligations hereunder will constitute a default under, or be in contravention or breach of:

i)                                         any provision of the articles of incorporation or any bylaws of either of the Sellers,

ii)                                      any applicable shareholder agreements to which either Seller is party except for the JOA;

iii)                                   other applicable contracts of either of the Sellers; or

iv)                                  any Laws applicable to either of the Sellers.

5.3                               SELLERS’ JOINT REPRESENTATIONS & WARRANTIES

The Sellers hereby jointly, and not severally, represent and warrant to the Buyer in the proportions of 60% for Continental and 40% for GeoPetro that, with respect to CGB2, as of the date of this Agreement or, as the context may require, in the case of the Financial Statements as of the date of the Financial Statements set forth in Schedule-A hereof and in the case of Material Contracts and third party commitments as of the 1 October 2006 date set forth in Schedule-B hereof:

a)              the authorized capital of CGB2 is US$50,000, made up of a single class and series of shares consisting of 50,000 common shares (the “Shares”) of US$1.00 par value, of which all 50,000 are currently issued, fully paid and outstanding;

b)             CGB2 is a company duly incorporated, validly subsisting and in good standing under the laws of the British Virgin Islands;

c)              CGB2 has full capacity and authority to conduct and carry on the business of CGB2 and all other activities currently or proposed to be conducted and carried on by it under the Bengara-II PSC;

d)             CGB2 has full capacity and authority to own, operate, hold, use and in all respects deal with the Bengara-II PSC and the Bengara-II Assets or any assets derived there from;

e)              CGB2 is in good standing under applicable corporate legislation in the Republic of Indonesia;

f)                no dissolution, winding up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of CGB2;

g)             CGB2 holds the sole, legal and beneficial title to an undivided 100% interest in the Contractor’s contract rights in the Bengara-II Assets, free and clear of all liens, encumbrances, security interests and other third party claims of any nature whatsoever;

h)             the Bengara-II PSC is valid, in full force and effect and in good standing except for approximately US$19,000,000 shortfall in work commitments which have not yet been realized;

i)                 the Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the respective periods covered thereby, and accurately, completely and fairly present the assets, liabilities and financial position of CGB2, and the results of its operations, as of the respective dates thereof and for the respective periods covered thereby;

j)                 since the date of the Financial Statements, there has not been any change in the financial condition of CGB2, other than in the ordinary course of business or that would have a Material Adverse Effect on CGB2 or the Bengara-II Assets;

k)              since the date of the Financial Statements, CGB2 has not incurred any onerous or unusual liabilities, debts, claims, commitments or obligations, whether contingent or otherwise, present or future;

l)                 other than in the ordinary course of business and except as disclosed and set forth elsewhere herein and in the Financial Statements, to the best of the Sellers’ knowledge, CGB2 has no material liabilities, debts, claims or obligations of any nature, whether absolute, accrued, determined, contingent or otherwise, present or future that would have a Material Adverse Effect on CGB2 or the Bengara-II Assets;

m)           the list and summary of terms of the Material Contracts is a complete and accurate list of all material third party agreements and contractual commitments in addition to those provided for in the Bengara-II PSC and Permits as of the date thereof;

n)             other than in the ordinary course of business and except as disclosed and set forth elsewhere herein and in the summary and list of Material Contracts, to the best of the Sellers’ knowledge, CBG2 has not entered into any additional material legally binding contracts, arrangements, understanding, commitments with any third party;

o)             all Material Contracts are valid, binding and in full force and effect as to CGB2, and CGB2 is not in breach or violation of, or default under, the terms of any such Material Contract, except where such breach, violation or default which would not have a Material Adverse Effect on CGB2;

p)             Other than the Bengara-PSC, the contractual commitments set out in Schedule F hereto that will be severed prior to 30 September 2006 represents all the contractual obligations and commitments that CGB2 entered into since the date of the Financial Statements at the direction by the Sellers;

q)             CGB2 has complied and continues to comply with all Applicable Laws. CGB2 has obtained, and has complied with all the terms and conditions of each relevant Permit and action required for the renewal or extension of each Permit has been taken;

r)                CGB2 is not a party to any pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, stock appreciation, severance, change-of-control, savings; thrift, insurance, medical, hospitalization, disability, death or other similar program, or practice providing Directors, Officers, Shareholders or employees benefits;

s)              CGB2 has no outstanding liabilities to any of its Officers for payment of salaries, bonuses, mandatory pension or retirement payment or compensation for loss of office;

t)                except as otherwise disclosed and set forth in the Financial Statements and provided for in Article 5.3 of the Shareholders Agreement, CGB2 has filed Tax returns and paid Taxes required to be paid by it when due; and adequate provision has been made in the Financial Statements for all Taxes of any nature whatsoever for which CGB2 may at any time in the future have any liability or obligation in respect of operations, activities or transactions occurring prior to the respective dates of such statements;

u)             CGB2 has not given any Material guarantees and indemnities in respect of any third party;

v)             there are no obligations or liabilities to the Government of Indonesia or BPMigas related to the Bengara-II PSC or Bengara-II Assets that are not expressly set out in the written version thereof provided to the Buyer prior to the execution of this Agreement or provided for in Applicable Law;

w)           CGB2 owes no amount to a present or former Director, other Officer of CGB2 other than for accrued remuneration or reimbursement of business expenses;

x)               CGB2 has no intellectual property rights and there is no active, pending or threatened claim against CGB2 for the infringement or unauthorized use of another party’s intellectual property rights and the Sellers are not aware of any circumstances leading to such claim;

y)             there are no Environmental Deficiencies caused by CGB2 or Bengara-II PSC operations and the Sellers are not aware of any circumstances leading to such Environment Deficiencies;

z)               CGB2 has no insurance policies in effect and is not required under Applicable Law to take out any insurance policies other than blowout and well control insurance at or near the time of drilling a well;

aa)        CGB2 does not carry on business or conduct any operations or activities of any nature in any jurisdictions other than Indonesia, the British Virgin Islands, and Hong Kong and none of the Bengara-II Assets are located in any other jurisdiction;

bb)      CGB2 has no property or assets other than those included in the Bengara-II Assets;

cc)        neither CGB2 nor any of its Directors or Officers has granted any general or special power of attorney in favor of any person except for the power of attorney granted to the Guarantor’s Jakarta attorneys, Mr. Rizal et.al. of MKK, for conducting legal due diligence on the transaction contemplated in this Agreement;

dd)      CGB2 does not own, and has never owned, directly or indirectly, any shares in the capital of any Person and has never made any investment in, and does not have, and has never had, any property interest in, any Person;

ee)        neither the execution and delivery of this Agreement nor the completion of the sale and transfer of CGB2 Shares in accordance with the provisions of this Agreement nor the compliance by each of the Sellers of its obligations hereunder will constitute a default under, or be in contravention or breach of:

i)            any provision of the articles of incorporation or any bylaws of CGB2,

ii)         any applicable shareholder agreements or Material Contracts to which CGB2 is party except for the JOA;

iii)      Applicable Laws;

iv)     the Bengara-II PSC; or

v)        any agreement which the Bengara-II Assets are subject;

ff)            neither the execution and delivery of this Agreement nor the completion of the sale and transfer of CGB2 Shares in accordance with the provisions of this Agreement will trigger any rights or occurrences, as a result of the change of control of CGB2 or otherwise, that may give rise to the termination of, or any other sanction under or in respect of, the Bengara-II PSC or that may otherwise cause a Material Adverse Effect on CGB2 or its Bengara-II Assets;

gg)      CGB2 is not a party to, and is not otherwise aware of, any action, suit or other legal, administrative or arbitration proceeding or governmental investigation, actual or threatened, which might reasonably be expected to result in any Material Adverse Effect on the Bengara-II Assets;

hh)      The Evaluation Information given by, or on behalf of, the Sellers to the Buyer is authentic.

ii)              The Diligence Materials given by, or on behalf of, the Sellers to the Buyer or to its advisers leading to this Agreement is authentic, true, and not misleading and all information about the CGB2 Shares, CGB2, the Bengara-II PSC and the Bengara-II Assets which might be material for disclosure to a buyer of the CGB2 Shares has been disclosed to the Buyer in writing;

jj)              except as expressly otherwise set forth herein these Sections 5.1 through 5.3 above; the Sellers make absolutely NO representation and NO Warranty regarding the accuracy, completeness or adequacy of the Evaluation Information and the Diligence Materials provided by CGB2 to the Guarantor pursuant to and in accordance with the Data Confidentiality Agreement.

5.4                               BUYER’S REPRESENTATIONS

The Buyer covenants with, and represents and warrants to the Sellers severally that:

a)                       the Buyer is a wholly owned subsidiary of the Guarantor;

b)                      the Buyer is a corporation duly incorporated and validly subsisting under the laws of the British Virgin Islands and has full capacity and authority to purchase CGB2 Shares, and to otherwise transact the affairs contemplated by this Agreement, the Shareholders Agreement, and the Restated Memorandum and Articles, in accordance with the provisions hereof and thereof;

c)                       the Buyer has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, the Shareholders Agreement, and the Restated Memorandum and Articles, and will at the Closing Date have taken all corporate actions necessary to authorize and complete the purchase of CGB2 Shares in accordance with the provisions hereof and thereof;

d)                      this Agreement, the Shareholders Agreement and the Restated Memorandum and Articles, have been validly executed and delivered, and it and all other documents executed and delivered by or on behalf of the Buyer pursuant hereto shall constitute legal, valid and binding obligations of the Buyer enforceable in accordance with their respective terms and conditions;

e)                       completion of the purchase of CGB2 Shares in accordance with the provisions of this Agreement, the Shareholders Agreement, and the Restated Memorandum and Articles, will not constitute a default under, or be in contravention or in breach of any agreement or instrument to which the Buyer is a party, or by which it is bound; and

f)                         the Buyer has had the opportunity to consult his or her own independent professional advisors with respect to the consequences of entering this Agreement.

5.5                               GUARANTOR’S REPRESENTATIONS

The Guarantor covenants with, and represents and warrants to the Sellers severally that:

a)              the Buyer is a wholly owned subsidiary of the Guarantor;

b)             the Guarantor is a corporation duly incorporated and validly subsisting under the laws of Bermuda and has full capacity and authority to transact the affairs contemplated by this Agreement, in accordance with the provisions hereof;

c)              the Guarantor has taken all corporate actions necessary to authorize the execution and delivery of this Agreement and the Shareholders Agreement and necessary to authorize, undertake and complete the guarantee as provided for in Section-7;

d)             this Agreement and the Shareholders Agreement have been validly executed and delivered, and it and all other documents executed and delivered by or on behalf of the Guarantor pursuant hereto shall constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms and conditions;

e)              completion of the purchase of CGB2 Shares in accordance with the provisions of this Agreement will not constitute a default under, or be in contravention or in breach of any agreement or instrument to which the Guarantor is a party, or by which it is bound.

Article-6:  LIABILITY & INDEMNIFICATION

6.1                               SELLERS’ SEVERAL LIABILITY AND INDEMNIFICATION

Subject to the provisions of Section-6.5 and Section-6.11, and limited to the proportions of 60% to Continental and of 40% to GeoPetro, each Seller shall severally, and not jointly, be liable to the Buyer for, and shall, on demand, indemnify the Buyer from and against, any and all liability, loss, costs, claims or damages of any nature (including, without limitation, legal costs on a solicitor/client basis) suffered or incurred by the Buyer (whether directly or by virtue of any Third Party Claim as defined in Section 6.8) as a result of any occurrence, matter or thing the occurrence, existence or non disclosure of which would constitute a breach or failure of any severally made representation and Warranty made by each respective Seller in Section-5.2, and from and against a reduction in the value of the CGB2 Shares or the value of Bengara-II Assets; or a liability which CGB2 becomes subject to, incurs or an increase in a liability which it would not have been subject to or would not have incurred had the breach not occurred.

6.2                               SELLERS’ JOINT LIABILITY AND INDEMNIFICATION

Subject to the provisions of Section-6.5 and Section-6.11, and limited to the proportions of 60% to Continental and of 40% to GeoPetro, the Sellers shall jointly, and not severally, be liable to the Buyer for, and shall, on demand, indemnify the Buyer from and against, any and all liability, loss, costs, claims or damages of any nature (including, without limitation, legal costs on a solicitor/client basis) suffered or incurred by the Buyer (whether directly or by virtue of any Third Party Claim as defined in Section 6.8) as a result of any occurrence, matter or thing the occurrence, existence or non disclosure of which would constitute a breach or failure of any jointly made representation and Warranty on behalf of CGB2 in Section-5.3, and from and against a reduction in the value of the CGB2 Shares or the value of Bengara-II Assets; or a liability which CGB2 becomes subject to, incurs or an increase in a liability which it would not have been subject to or would not have incurred had the breach not occurred.

6.3                               BUYER’S LIABILITY AND INDEMNIFICATION

Subject to the provisions of Section-6.5 and Section-6.11, the Buyer shall be liable to the Sellers severally for, and shall unconditionally and irrevocably indemnify the Sellers severally from and against, any and all liability, loss, costs, claims or damages of any nature (including, without limitation, legal costs on a solicitor/client basis) suffered or incurred by the Sellers (whether directly or by virtue of any Third Party Claim as defined in Section-6.8) as a result of any occurrence, matter or thing the occurrence, existence or non-disclosure of which would constitute a breach or failure of any representation, Warranty, covenant, agreement or other obligation of the Buyer hereunder.

6.4                               GUARANTOR’S LIABILITY AND INDEMNIFICATION

Subject to the provisions of Section-6.5 and Section-6.11, the Guarantor and its successors shall be unconditionally and irrevocably liable to the Sellers in the stead of the Buyer and shall indemnify the Sellers in the event of any failure by Buyer in respect of any of its obligations under Section-6.3.

6.5                               ENFORCEMENT LIMITATION

Notwithstanding the provisions of Sections 6.1 through 6.4 above, and notwithstanding any statutory or regulatory provision, principle of law or rule of equity to the contrary:

a)                                      neither the Buyer nor the Sellers shall be entitled to recover any indirect, consequential or special damages from the other;

b)                                     each Party shall be obligated to use reasonable efforts to mitigate any liability, loss, costs, claims or damages sustained by it in connection with any matter for which the other Party may have liability to it;

c)                                      neither the Buyer nor the Sellers shall be entitled to invoke or claim any indemnification from the other under this Section-6 as a result of any liability, loss, costs, claims or damages of any nature suffered or incurred by:

i)            CGB2 or by the Bengara-II Assets from the Closing Date;

ii)         CGB2 or by the Bengara-II Assets prior to the Closing Date if there is reasonable expectation that such Third Party Claim as defined in Section-6.8 or assessment of any Tax is recoverable under the Bengara-II PSC;

iii)      the Sellers or by the Buyer as a direct result and consequence of being a shareholder in CGB2 from the Closing Date; and

iv)     the Sellers or by the Buyer as a direct result and consequence of being, from the Closing Date, a joint venture participant in the Bengara-II Assets, or any other joint venture agreement to which it is a party pertaining to the Bengara-II Assets

v)        any commitments or obligations due to Indonesian authorities pursuant to the Bengara-II PSC or related to obligations incumbent upon any Indonesian production sharing contractor in the normal course of conducting Bengara-II PSC activities; and any Taxes claimed by any tax authorities having jurisdiction, in each case which cost may be recovered under the Bengara-II PSC.

6.6                               OBLIGATION TO REIMBURSE

The Party providing indemnification hereunder (the “Indemnifying Party”) shall reimburse, on demand, to the Party being indemnified hereunder (the “Indemnified Party”) the amount, without any accumulated interest, of any losses suffered or incurred by the Indemnified Party.

6.7                               NOTIFICATION

Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of any cause which the Indemnified Party has determined has given or could give rise to indemnification under this Section-6. The omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any duty to indemnify and hold harmless which otherwise might exist with respect to such cause unless (and only to that extent) the omission to notify materially prejudices the ability of the Indemnifying Party to exercise its right to defend as provided in this Section-6.

6.8                               DEFENSE OF THIRD PARTY CLAIM

If any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party against the Indemnified Party (each a “Third Party Claim” as defined in Section-1.1), then the Indemnifying Party shall have the right, after receipt of the Indemnified Party’s notice under Section-6.7 and upon giving notice to the Indemnified Party within 14 calendar days of such receipt, to defend the Third Party Claim at its own cost and expense with counsel of its own selection, provided that:

a)                                      the Indemnified Party shall at all times have the right to fully participate in the defense at its own expense;

b)                                     the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified Party;

c)                                      the Indemnifying Party unconditionally acknowledges in writing its obligation to indemnify and hold the Indemnified Party harmless with respect to the Third Party Claim; and

d)                                     legal counsel chosen by the Indemnifying Party is satisfactory to the Indemnified Party, acting reasonably.

Amounts payable by the Indemnifying Party pursuant to a Third Party Claim shall be paid in accordance with the terms of the settlement or, the judgment, as applicable.

6.9                               NO COMPROMISE

The Indemnifying Party shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of the Indemnified Party, unless:

a)                                      the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party and/or CGB2 to admit any wrongdoing or take or refrain from taking any action; and

b)                                     the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction or release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably, from any and all obligations or liabilities it and/or CGB2, if applicable, may have with respect to the Third Party Claim.

6.10                        FAILURE TO DEFEND

If the Indemnifying Party fails within 10 calendar days from receipt of the notice of a Third Party Claim to give notice of its intention to defend the Third Party Claim in accordance with Section-6.8; or to comply at any time with any of Section-6.8.c, then the Indemnifying Party shall be deemed to have waived its right to defend the Third Party Claim and the Indemnified Party shall have the right (but not the obligation) to undertake or to cause CGB2 to undertake the defense of the Third Party Claim and compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense of the Indemnifying Party.

6.11                        LIMITATION ON INDEMNIFICATION

The obligations of indemnification set out in the preceding sections of this Section-6 shall survive the Closing but shall automatically expire and terminate in their entirety upon the first anniversary of this Agreement.

6.12                        EXCLUSIONS

Nothing in this clause 6 shall have the effect of limiting or restricting any liability of the Sellers in respect of a Warranty Claim arising as a result of any fraud, willful misconduct or willful concealment.

Article-7:  PARENT COMPANY GUARANTEE

7.1          The Guarantor and its successors hereby unconditionally and irrevocably guarantee to the Sellers the due and punctual performance by the Buyer of all of its obligations under this Agreement, under the Shareholders Agreement and under the Restated Memorandum and Articles and undertakes to severally indemnify and keep indemnified the Sellers against all losses, damages, costs and expenses of whatsoever nature which it may suffer or incur by reason of any default or unreasonable delay on the part of the Buyer in the performance of the said obligations.

7.2          If any of the obligations of the Buyer that are the subject of the guarantee contained in this Article-7 cease to be valid or enforceable (in whole or in part) on any ground whatsoever (including, but not limited to, any defect in or want of powers of the relevant party or irregular exercise thereof or any lack of authority on the part of any person purporting to act on behalf of the relevant party or any legal or other limitation, disability or incapacity, or any change in the constitution of, or any amalgamation or reconstruction of, or the liquidation receivership or insolvency of the relevant party) the Guarantor shall nevertheless be liable to the Sellers severally in respect of the purported obligation or liability as if the same were fully valid and enforceable and the Guarantor was the principal obligor in respect thereof.

Article-8:  GENERAL

8.1                               CONFIDENTIAL INFORMATION

The Parties shall maintain confidential the content of this Agreement and the Shareholders Agreement attached, except as provided for in Section-8.3.

8.2                               BROKERS’ FEES

No Party shall be liable for the payment of any commissions or compensation in the nature of finders’ fees to any broker or agent acting on behalf of the other Party.

8.3                               PUBLIC ANNOUNCEMENTS

Any press release or filing required of a Party by securities regulatory authorities having jurisdiction with respect to the transaction contemplated in this Agreement and the Shareholders Agreement, shall be made by each of the Parties exerting its best efforts to cooperate and coordinate with the other Parties as to the form, nature and extent of such disclosure.

8.4                               COMMUNICATIONS

All notices and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the Parties for the service of any such notices or other communications shall be as follows:

BUYER & GUARANTOR:

CNPCHK (INDONESIA) LIMITED & CNPC (HONG KONG) LIMITED

39th Floor, 118 Connaught Road West, Hong Kong

Attention:  President,  Fax No:  (852) 2868-1741

SELLERS:

CONTINENTAL ENERGY CORPORATION

Suite 1200, 14001 Dallas Parkway, Dallas, Texas, 75240

Attention:  President,  Fax No:  (1-972) 934-6718

and

GEOPETRO RESOURCES COMPANY

Suite 700, One Maritime Plaza, San Francisco, California 94111

Attention:  President, Fax No:  (1-415) 398-9227

Unless there is evidence that it was received earlier, all notices and communications given in connection with this Agreement shall be deemed to be sufficiently given if delivered by courier upon the date of signature of the courier’s delivery ticket. A Party may change its address for service by giving written notice thereof to the other Parties.

8.5                               TRANSACTION EXPENSES

Each party shall pay its own costs and expenses of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement and of all other documents referred to in it.

8.6                               ASSIGNMENT, SUCCESSIONS IN INTEREST

This Agreement and the provisions hereof shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. No Party may assign its rights under this Agreement unless as provided for in the Shareholders Agreement.

8.7                               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

The courts of Hong Kong shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings (“Proceedings”), and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably submit to the jurisdiction of the courts of Hong Kong.

Each party irrevocably waives any objection which it might at any time have to the courts of Hong Kong being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that the courts of Hong Kong are not a convenient or appropriate forum.

8.8                               FURTHER ASSURANCES

Each of the Parties shall from time to time and at all times on and after the Closing Date, without further consideration, do and perform all such further acts and things, and execute and deliver all such further agreements, assurances, notices, releases and other documents and instruments, as may reasonably be required to more fully assure the transfer of CGB2 Shares to the Buyer and the performance of the Buyer in carrying out the Earning Obligation and making the Development Loans in accordance with the provisions of this Agreement, the Shareholders Agreement, and the Restated Memorandum and Articles, and otherwise to assure the carrying out of the intent and purpose of this Agreement, the Shareholders Agreement attached, and the Restated Memorandum and Articles:

a)                                      the performance of any Party of its obligations under this Agreement;

b)                                     the performance of any Party of its obligations under the Shareholders Agreement;

c)                                      the performance of any Party of its obligations under the Restated Memorandum and Articles; and

d)                                     the carrying out of the intent and purpose of this Agreement, the Shareholders Agreement and the Restated Memorandum and Articles.

8.9                               WAIVER

The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy. No waiver by any Party shall be effective unless in writing, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.

8.10                        SEVERABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.11                        RIGHTS CUMULATIVE

a)                                      Each Party’s rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by Applicable Law.

b)                                     Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Closing.

c)                                      All payments made by the Parties under Article-6 shall be made gross, free of right of counterclaim or set off and without deduction of any kind other than any deductions required by law.

8.12                        NON MERGER

The provisions contained in this Agreement shall survive the Closing and shall not merge in any transfer or other document or instrument issuing pursuant hereto or in connection herewith. Without limiting the generality of the foregoing, the liability of a Party for any breach of any of its representations, warranties, covenants, agreements or other obligations hereunder prior to the completion of the purchase and sale contemplated hereby shall not be extinguished or in any manner diminished by such completion.

8.13                        MUTUAL DRAFTING

This Agreement, the Shareholders Agreement, and the Restated Memorandum and Articles, are the joint product of the Sellers, the Buyer and the Guarantor and each provision hereof and thereof has been subject to the mutual consideration, negotiation and agreement of all of the Parties and shall not be construed for or against any Party.

8.14                        TIME OF ESSENCE

Time shall be of the essence in this Agreement.

8.15                        COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument and have the same force and effect as if all of the Parties had executed the same instrument.

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the date first above written.

The GUARANTOR CNPC (HONG KONG) Limited	The BUYER CNPCHK (Indonesia) Limited

/s/ Wang Mingcai	/s/ Wang Mingcai
Wang Mingcai	Wang Mingcai
Chairman	Director

The SELLERS GEOPETRO RESOURCES COMPANY	CONTINENTAL ENERGY CORPORATION

/s/ S. J. Doshi	/s/ Richard L. McAdoo
S. J. Doshi	Richard L. McAdoo
President and CEO	President and CEO

Schedule to the Continental-GeoPetro (Bengara-II) Ltd.

Shares Sale and Purchase Agreement       September 2006

SCHEDULE-A

FINANCIAL STATEMENTS

List of Contents Schedule-A – Copies of Financial Statements which includes:

1.               CGB2 Balance Sheet 31 August 2006.

2.               CGB2 Cost Recovery Statement 31 August 2006.

3.               CGB2 Income Statement 31 August 2006.

4.               CGB2 Shareholder Loans Joint Interest Billing Statement 31 August 2006.

5.               CGB2 Shareholder Loans Joint Interest Billing Statement Continental 31 August 2006.

6.               CGB2 Shareholder Loans Joint Interest Billing Statement GeoPetro 31 August 2006.

Continental GeoPetro (Bengara-II) Ltd.

Monthly Financial Statements Expressed in US$

Balance Sheet

31-Aug-06
Since PSC Projection Inception - 4Dec 97
Description of Account	Balance at End Month

ASSETS
Cash on Hand
Cash in Bank Accounts - US$ Accounts	$42,501.78
Cash in Bank Accounts - Rupiah Accounts	$1,184.75
Petty Cash	$1,667.83
Cash In Transit	$2,000.00
Total Cash on Hand	$47,354.36

Accounts Receivable
Pertamina Working Advance	$75,000.00
Advances Made to Employees & Others	$—
Total Accounts Receivable	$75,000.00

Inventory
Warehouse Stock - Capital Expenditure Items	$—
Warehouse Stock - Non-Capital Expense Items	$—
Inventory in Transit	$—
Total Inventory	$—

Prepaid Expenses
Prepaid Rent & Insurance	$15,910.62
Deposits & Advance Payments to Vendors/Contractors	$16,564.20
Total Prepaid Expenses	$32,474.82
Total Current Assets	$154,829.18

Capitalized Property, Plant & Equipment
Property & Equipment not charged to cost recovery, net
Property & Equipment charged to cost recovery, net	$0.01
Total Capitalized Property, Plant & Equipment	$0.01
TOTAL ASSETS	$154,829.19
LIABILITIES
Jamsostek Social Insurance Payable	$—
PPh21 - Employee Withholding Tax Payable	$9,472.24
PPH23 - Vendor Withholding Taxes Payable	$—
Value Added Tax Payable	$3,506.60
Accrued Liabilities - PSC Operations	$—
Accrued Liabilities - PSC Operations-Pertamina	$—
Trade Accounts Payable - PSC Operations	$8,390.80
Total Current Liabilities	$21,369.64

Joint Venture Contribution from Continental Energy Corp.	$3,824,963.10
Joint Venture Contribution from GeoPetro Resources Inc.	$2,539,909.26
Joint Venture Contribution from China Wisdom Int’l (HK) Ltd.	$—
Total Long Term Debt	$6,364,872.36
TOTAL LIABILITIES	$6,386,242.00

EQUITY
Capital Stock (US$50,000 Fully amortized)	$—
Earnings (Deficit) Attributable to No Recoverable Costs	$(7,636.68)
Earnings (Deficit) Attributable to PSC Cost Recovery	$(6,223,776.88)
TOTAL EQUITY	$(6,231,413.56)

TOTAL EQUITY & LIABILITIES	$154,828.44

Check sum	$(0.75)

Continental GeoPetro (Bengara-II) Ltd.

Monthly Financial Statements Expressed in US$

Cost Recovery Statement

		As At Month Ended: 31-Aug-06
		Since PSC Project Inception - December 4, 1997
		Balance at	Transactions	Balance at
Description of Account		Start Month	During Month	End Month

Summary of Expenditures Under the Bengara-II PSC

Accumulated Recoverable Costs by Category of Expenditure
Geological & Geophysical		$2,457,729.48	$13,333.38	$2,471,062.86
Engineering & Development		$—	$—	$—
Field Utilities, Camp, & Infrastructure		$—	$—	$—
Exploration Administration (Non-AFE Site & Field Offices G&A)		$16,459.57	$—	$16,459.57

	Budget AFE
Drilling & Workover
AFE # 03-0001 Drill Pungit-#1 Well	$4,728,877	$325,190.41	$5,157.47	$330,347.88
AFE # 04-0002 Drill Sebaraba-#1 Well	$6,199,474	$285,886.69	$5,157.47	$291,044.16
AFE # 03-0003 Drill Apung-#1 Well	$4,339,008	$261,602.64	$—	$261, 602.64
AFE # 05-0001 Drill Mulyo-#1 Well	$2,844,708	$45,609.95	$5,157.47	$50,767.42
AFE # 05-0002 Drill Bekawas-#1 Well	$2,927,470	$45,609.95	$5,157.47	$50,767.42
AFE # 04-0001 Drill Salinbatu-#1 Well
AFE # 04-0002 Drill Mapat-#1 Well
AFE # 04-0003 Drill Linta-#1 Well
AFE # 04-0004 Drill Kuju-#1 Well
	$21,039,537	$963,899.64	$20,629.88	$984,529.52
Production		$—		$—
General & Administrative		$2,568,838.62	$65,896.13	$2,634,734.75
Warehouse Stock - Capital Expenditure Items		$—	$—	$—
Warehouse Stock - Non-Capital Expense Items		$—	$—	$—
Depreciation of Capital Assets Placed in Service		$14,385.34	$—	$14,385.34
Subtotal Accumulated Cost Recovery		$6,021,312.65	$99,859.39	$6,121,172.04

Capital Assets Not yet Charged to Cost Recovery by Depreciation
Inventory of Capital Assets Not Yet Placed In Service		$—	$—	$—
Inventory of Non-Capital Goods		$—	$—	$—
Capitalized Property, Plant and Equipment, net of depreciation		$10,377.38	$(10,377.37)	$0.01
Subtotal Recoverable Expenditure Not Yet Charged to Cost Recovery		$10,377.38	$(10,377.37)	$0.01

Total Amount of Cost Recoverable Expenditures Made by Company and for which Corresponding Full Recovery of Such Cost is Expected		$6,031,690.03	$89,482.02	$6,121,172.05

Capitalized Property, Plant and Equipment, net of depreciation, which Company has elected NOT to Charge to Cost Recovery but for which expenditure has been made. (See Note: )		$—	$—	$—

Total amount of expenditure made by Company on the Bengara -II PSC Exploration Project to date		$6,031,690.03	$89,482.02	$6,121,172.05

Costs Recovered From Production
Cost Recovery Limitation by FTP of this Month’s Production Revenue Less: Current Period’s Operating Cost’s Recovered Excess Available Cost Recovery Proceeds to Apply to Prior Period Costs

Accumulated Balance Unrecovered Costs from Prior Periods		$5,816,425.17	$304,746.87	$6,121,172.04

Continental GeoPetro (Bengara-II) Ltd.

Monthly Financial Statements Expressed in US$

Profit/Loss Statement

As At month Ended: 31-Aug-06
Since PSC Project Inception - December 4, 1997
Reference	Description of Account	Balance at Start Month	Transactions During Month	Balance at End Month

REVENUES:

PSC Production Revenues
	Gross Revenue from sales of Crude Oil	$—		$—
	Less: Transport Tariffs & Adjustments	$—		$—
	Subtotal PSC Revenue	$—		$—
	Less: Cost Recovery to Company	$—		$—
	Less: Investment Credits to Company	$—		$—
	Subtotal Shareable PSC Profit Oil Revenue	$—		$—
	Less: Pertamina Production Share:	$—		$—
See Note: 7.a	TOTAL Company PROFIT OIL REVENUE	$—		$—

Company Income
	Total Company Share of Profit Oil Revenue	$—		$—
	Total Cost Recovery	$—		$—
	Total Investment Credits	$—		$—
See Note: 7.a	TOTAL Company INCOME	$—		$—

EXPENDITURES:

	Geological & Geophysical	$2,457,729.48	$13,333.38	$2,471,062.86
	Engineering & Development	$—	$—	$—
	Development Administration (Site & Field Offices G&A)	$16,459.57	$—	$16,459.57
	Drilling & Workover	$963,899.64	$20,629.88	$984,529.52
	Production	$—	$—	$—
	Surface Production Facilities	$—	$—	$—
	Marine Production Transport/Storage Facilities	$—	$—	$—
	General & Administrative	$2,568,838.62	$65,896.13	$2,634,734.75
	For Warehouse Stock - Non-Capital ltems	$—	$—	$—
	For Warehouse Stock - Capital ltems	$—	$—	$—
	Depreciation of Capital Assets Placed in Service	$14,385.34	$—	$14,385.34
	Other Costs Company Elects NOT to Charge to Cost Recovery	$—	$—	$—
	PPh21 - Employee Withholding Tax Paid	$—	$—	$—
	PPH23 - Vendor Withholding Tax Paid	$—	$—	$—
	Value Added Tax Paid	$—	$—	$—
	Income Tax Paid on Profit Oil Revenue	$—	$—	$—
	TOTAL Company EXPENDITURES	$6,021,312.65	$99,859.39	$6,121,172.04

	Net After Taxes Company Income (Loss):	$(6,021,312.65)	$(99,859.39)	$(6,121,172.04)

Continental GeoPetro (Bengara-II) Ltd.

Monthly Financial Statements Expressed in US$

Joint Interest Billing Statement

Contribution Parity

		As At Month Ended: 31-Aug-06
		JV Accounts Since August 1, 1998
		Since PSC Project Inception - December 4, 1997
Effective Date	Description of Account	Cash Contributions to JV Ops	Share of Allocated Overheads	Total Contribution to JV

31-Aug-06	Actual Investment Made in Company to Date
	By Continental Energy Corp.	$3,311,363.10	$513,600.00	$3,824,963.10
	By GeoPetro Resources Inc.	$2,197,509.25	$342,400.00	$2,539,909.25
See Note 9.a	Total Joint Venture Contribution Made	$5,508,872.35	$856,000.00	$6,364,872.35

31-Aug-06	Actual Investment Made in Company to Date In % Terms
	By Continental Energy Corp	60.10964%	60.00000%
	By GeoPetro Resources Inc.	39.89036%	40.00000%
See Note 9.a	Total Joint Venture Contributions Made	100%	100%

31-Aug-06	Over/Under Investment Made In Company to Date in % Terms
60%	By Continental Energy Corp.	0.10964%	Over paid
40%	By GeoPetro Resources Inc.	-0.10964%	Short Fall

Parity Calculation - If CEC Overpaid
Continental Energy Has Paid	$3,311,363.10
GeoPetro Should Pay Proportional 40% or	$2,207,575.40
GeoPetro Has Actually Paid Only	$2,197,509.25
Amount GeoPetro Owes JV to Make Up Short Fall	$10,066.15

Parity Calculation - If GeoPetro Overpaid
GeoPetro Resources Has Paid	Not Applicable
CEC Should Pay Proportional 60% or	Not Applicable
CEC Has Actually Paid Only	Not Applicable
Amount CEC Owes JV to Make Up Short Fall	Not Applicable

Continental GeoPetro (Bengara-II) Ltd.

Monthly Financial Statements Expressed in US$

Joint Interest Billing Statement

CONTINENTAL ENERGY CORPORATION

			As At Month Ended: 31-Aug-06
			JV Accounts Since August 1, 1998
			Since PSC Project Inception - December 4, 1997
Month of transaction	Journal Voucher	Detailed Listing of Actual Joint Venture Advances Made to Company by Continental Energy Corporation	Cash Contributions to JV Ops	Share of Allocated Overheads	Total Contribution to JV
		List of Wire Transfers, InterCo Billings & Adjustments
01-Jan-00		JV Starting Point Contribution as per FOA-2.c at 01-JAN-2000	$225,00.00		$225,00.00
0-Jan-00		CEC’s Credit to JV, Paid by GeoPetro Per FOA-2.a.1 & FOA-5.a on Behalf CEC	$100,000.00		$100,000.00
0-Mar-00		Adjustment Compensate GeoPetro FOA-2.c Payments to Start Point Balance	$(90,000.00)		$(90,000.00)
0-Mar-00		CEC’s Credit to JV, Paid by GeoPetro Per FOA-2.c on Behalf CEC	$75,000.00		$75,000.00
07-Apr-00		CEC Cash Funding to Joint Venture for Ops	$300,000.00		$300,000.00
10-Apr-00		CEC Cash Funding to Joint Venture for Ops	$100,000.00		$100,000.00
20-Apr-00		CEC Cash Funding to Joint Venture for Ops	$32,000.00		$32,000.00
01-Jun-00		CEC Cash Funding to Joint Venture for Ops	$25,000.00		$25,000.00
20-Jul-00		CEC Cash Funding to Joint Venture for Ops	$90,000.00		$90,000.00
31-Jul-00		Adjustment: To Actual JV Accounting Records Parity, as Per FOA-2.b	$(9,128.86)		$(9,128.86)
01-Aug-00		CEC Cash Funding to Joint Venture for Ops	$25,000.00		$25,000.00
04-Sep-00		CEC Cash Funding to Joint Venture for Ops	$60,000.00		$60,000.00
30-Nov-00		CEC Direct Billing of JV Related Expenses	$24,222.00		$24,222.00
06-Dec-00		CEC Cash Funding to Joint Venture for Ops	$25,000.00		$25,000.00
13-Mar-01		Adjustment: Repayment to CEC From Funds to JV Ops	$(4,000.00)		$(4,000.00)
05-Aug-02		CEC Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
31-Aug-02		CEC Paid JV Company Debt	$382,505.36		$382,505.36
31-Aug-02		Adjustment: Transfer InterCo A/R Billing from GATB to Yapen	$(36,022.90)		$(36,022.90)
31-Aug-02		Adjustment: Offset InterCo A/R Billing From Yapen	$(46,146.15)		$(46,146.15)
31-Aug-02		Adjustment: Offset InterCo A/R Billing From GATB Against CEC JV Advances	$(58,989.98)		$(58,989.98)
13-Sep-02		CEC Cash Funding to Joint Venture for Ops	$30,000.00		$30,000.00
21-Oct-02		CEC Cash Funding to Joint Venture for Ops	$30,000.00		$30,000.00
30-Oct-02		CEC Cash Funding to Joint Venture for Ops	$35,000.00		$35,000.00
31-Oct-02		Adjustment: To Offset Yapen JV Parity Shortfall as per Directors	$(56,227.37)		$(56,227.37)
12-Nov-02		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
19-Nov-02		CEC Cash Funding to Joint Venture for Ops	$15,045.92		$15,045.92
02-Dec-02		CEC Cash Funding to Joint Venture for Ops	$5,510.65		$5,510.65
12-May-03		CEC Cash Funding to Joint Venture for Ops	$20,000.00	$—	$20,000.00
14-Aug-03		CEC Cash Funding to Joint Venture for Ops	$100,000.00	$—	$100,000.00
05-Nov-03		CEC Cash Funding to Joint Venture for Ops	$50,000.00		$50,000.00
31-Dec-03		CEC Pays Schell Director Fees	$10,000.00	$—	$10,000.00
19-Feb-04		CEC Cash Funding to Joint Venture for Ops	$30,000.00		$30,000.00
19-Feb-04		CEC Pays BVI Fees for CGB2	$115.75		$115.75
23-Mar-04		CEC Cash Funding to Joint Venture for Ops	$30,000.00		$30,000.00
13-Apr-04		CEC Cash Funding to Joint Venture for Ops	$24,985.00		$24,985.00
30-Apr-04		Adjustment To Reallocate Overheads Previously Credited to CWI	$—	$32,400.00	$32,400.00
30-Apr-04		Adjustment To Reallocate Cash JV Contribution Previously Credited to CWI	$431,869.75	$—	$431,869.75
30-Apr-04		CEC Accumulated Share Overseas Overhead Allocations to end this date		$313,200.00	$313,200.00
31-May-04		CEC Paid CGB2 BVI Agent Annual Fees	$600.00	$—	$600.00
01-Jun-04		CEC Cash Funding to Joint Venture for Ops	$25,000.00	$—	$25,000.00
17-Jan-05		CEC Cash Funding to Joint Venture for Ops	$12,500.00	$—	$12,500.00
17-Jan-05		CEC Cash Funding to Joint Venture for Ops	$12,500.00	$—	$12,500.00
18-Jan-05		CEC Cash Funding to Joint Venture for Ops	$12,500.00	$—	$12,500.00
19-Jan-05		CEC Cash Funding to Joint Venture for Ops	$2,500.00	$—	$2,500.00
03-Mar-05		CEC Cash Funding to Joint Venture for Ops	$10,000.00	$—	$10,000.00
04-Mar-05		CEC Cash Funding to Joint Venture for Ops	$10,000.00	$—	$10,000.00
07-Mar-05		CEC Cash Funding to Joint Venture for Ops	$10,000.00	$—	$10,000.00
08-Mar-05		CEC Cash Funding to Joint Venture for Ops	$4,000.00	$—	$4,000.00
06-Apr-05		CEC Cash Funding to Joint Venture for Ops	$75,000.00	$—	$75,000.00
11-Apr-05		CEC Cash Funding to Joint Venture for Ops	$30,000.00	$—	$30,000.00
03-May-05		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
23-May-05		CEC Cash Funding to Joint Venture for Ops	$45,000.00		$45,000.00
05-Jul-05		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
31-Jul-05		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
31-Jul-05		Credit value China Wisdom FO finder’s fees paid in shares by CEC on behalf JV	$552,000.00		$552,000.00
31-Jul-05		Adjust: Zero out I/O payable by CGB2 to GATB as Credit CEC JV Contribution	$38,716.62		$38,716.62
31-Jul-05		Correction journal decreasing allocated overhead		$(25,200.00)	$(25,200.00)
03-Aug-05		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
05-Sep-05		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
30-Sep-05		Adjust Zerp pit O/O payable by CGB2 to GATB as Credit CEC JV Contribution	$2,981.56		$2,981.56
06-Oct-05		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
31-Oct-05		CEC Cash Funding to Joint Venture for Ops	$22,500.00		$22,500.00
10-Nov-05		CEC Cash Funding to Joint Venture for Ops	$43,800.00		$43,800.00
15-Nov-05		CEC Cash Funding to Joint Venture for Ops	$68,400.00		$68,400.00
08-Dec-05		CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
31-Dec-05		CEC Funds CGB2 JV Ops: Payment ATE’s salary Nov & Dec 05	$15,000.00		$15,000.00
31-Dec-05	JVLD-011	Adjust To parity China Wisdom finder’s Fee Paid by CEC	$(220,800.00)		$(220,800.00)
05-Jan-06	JVAD-001	CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
31-Jan-06	JVAD-012	CEC Funds CGB2 JV Ops: Cash Advance paid ATE in USA	$7,500.00		$7,500.00
03-Feb-06	JVBD-001	CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
09-Feb-06	JVBD-001	CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
16-Feb-06	JVBD-001	CEC Cash Funding to Joint Venture for Ops	$45,000.00		$45,000.00
28-Feb-06	JVBD-008	Adjust To Parity gain realized from zero out GATB I/O payable	$(16,679.27)		$(16,679.27)
02-Mar-06	JVCD-011	CEC Funded CGB2 JV Ops: Paid ATE outstanding salary catch up thru Jan 06	$20,000.00		$20,000.00
02-Mar-06	JVCD-001	CEC Cash Funding to Joint Venture for Ops	$15,000.00		$15,000.00
17-Mar-06	JVCD-001	CGX Pmt on behalf CGB2 . CEC 50% Share: B2 G&G work	$7,500.00		$7,500.00
31-Mar-06	JVCD-009	CGX Pmt on behalf CGB2 - CEC 50% Share. seismic reprocessing	$7,805.79		$7,805.79
31-Mar-06	JVCD-010	CEC Funded CGB2 JV Ops: Paid ATE&RLMc salaries for Feb 06	$20,000.00		$20,000.00
05-Apr-06	JVDD-001	CEC Cash Funding to Joint Venture for Ops	$4,000.00		$4,000.00
05-Apr-06	JVDD-008	CEC Funded CGB2 JV Ops: Paid ATE&RLMc salaries for Mar 06	$20,000.00		$20,000.00
30-Apr-06	JVDD-009	Adjust Parity Share Aug 05 May	$(18,000.00)		$(18,000.00)
30-Apr-06		CEC Accumulated Share Overseas Overhead Allocation 2 Yrs 1May 04-30Apr 06		$174,000.00	$174,000.00
04-May-06	JVED-001	CEC Cash Funding to Joint Vnture for OPs	$9,000.00		$9,000.00
04-May-06	JVED-008	CEC Funded CGB2 JV OPS: Paid ATE&RLMc salaries for Apr 06	$20,000.00		$20,000.00
23-May-06	JVED-001	CEC Cash Funding to Joint Venture for Ops	$2,500.00		$2,500.00
06-Jun-06	JVFD-001	CEC Cash Funding to Joint Venture for Ops	$6,000.00		$6,000.00
06-Jun-06	JVFD-001	CEC Cash Funding to Joint Venture for Ops	$19,200.00		$19,200.00
26-Jun-06	JVFD-001	CEC Cash Funding to Joint Venture for Ops	$96, 000.00		$96, 000.00
30-Jun-06	JVFD-008	CEC Funded CGB2 JV Ops: Paid ATE&RKMc salaries for May 06	$20,000.00		$20,000.00
30-Jun-06	JVFD-009	Adjust Parity Share May 06	$(2,000.00)		$(2,000.00)
05-Jul-06	JVGD-001	CEC Cash Funding to Joint Venture for Ops	$21,000.00		$21,000.00
05-Jul-06	JVGD-001	Repayment loan to CGX account	$(2,500.00)		$(2,500.00)
31-Jul-06	JVGD-008	CEC Funded CGB2 Jv Ops: Paid ATE&RLMc salaries for June 06	$20,000.00		$20,000.00
31-Jul-06	JVGD-010	Adjust: Party Share June 06	$(2,000.00)		$(2,000.00)
02-Aug-06	JVHD-001	CEC Cash Funding to Joint Venture for Ops	$41,000.00		$41,000.00
29-Aug-06	JVHD-001	CEC Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
30-Aug-06	JVHD-001	Proceed sold price of GATB Debt	$99.23		$99.23
31-Aug-06	JVHD-008	CEC Funded CGB2 JV Ops: Paid ATE&RLMc salaries for July 06	$20,000.00		$20,000.00
31-Aug-06	JVHD-010	Adjust Parity Share July 06	$(2,000.00)		$(2,000.00)

31-Aug-06		CEC Accumulated Share Overseas Overhead Allocation Since 1 May 2006		$19,200.00	$19,200.00
		Total JV Cont Contribution Made by Continental as of this Report Date	$3,311,363.10	$513,600.00	$3,824,963.10

Continental GeoPetro (Bengara-II) Ltd.

Monthly Financial Statements Expressed in US$

Joint Interest Billing Statement

GeoPetro Resources Company

			As At Month Ended: 31-Aug-06
			JV Accounts Since August 1, 1998
			Since PSC Project Inception - December 4, 1997
Month of transaction	Journal Voucher	Detailed Listing of Actual Joint Venture Advances Made to Company by GeoPetro Resources Company	Cash Contributions to JV Ops	Share of Allocated Overheads	Total Contribution to JV
		List of Wire Transfers, InterCo Billings & Adjustments
01-Jan-00		JV Starting Point Contributions as per FOA-2.c at 01-JAN-2000	$—		$—
30-Mar-00		GeoPetro paid CEC as per FOA-2.c to match parity of historical JV Cost	$75,000.00		$75,000.00
18-Jul-00		GeoPetro payment pursuant to FOA-5.a	$66,667.00		$66,667.00
30-Oct-00		GeoPetro Direct Billing of JV Related Expenses	$13,799.70		$13,799.70
30-Oct-00		GeoPetro Direct Billing of JV Related Expenses	$8,120.22		$8,120.22
09-Jan- 01		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00		$20,000.00
29-Jan- 01		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00		$20,000.00
26- Feb-01		GeoPetro Cash Funding to Joint Venture for Ops	$30,000.00		$30,000.00
29-Mar-01		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
27-Apr-01		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00		$20,000.00
28-May-01		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00		$20,000.00
27-Jun-01		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00		$20,000.00
30-Jun-01		GeoPetro Direct Billing of JV Related Expenses	$1,664.95		$1664.95
30-Jul-01		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00		$20,000.00
07-Dec-01		GeoPetro Cash Funding to Joint Venture for Ops	$12,000.00		$12,000.00
24-Jan-02		GeoPetro Cash Funding to Joint Venture for Ops	$5,000.00		$5,000.00
03-Apr-02		GeoPetro Cash Funding to Joint Venture for Ops	$8,000.00		$8,000.00
24-May-02		GeoPetro Cash Funding to Joint Venture for Ops	$5,000.00		$5,000.00
10-Jun-02		GeoPetro Cash Funding to Joint Venture for Ops	$2,000.00		$2,000.00
31-Aug-02		GeoPetro Paid JV Company Debt	$180,000.00		$180,000.00
31-Aug-02		GeoPetro Paid JV Company Debt	$36,000.00		$36,000.00
31-Aug-02		Adjustments Transfer interCO A/R Billing from GATB to Yapen	$(24,015.27)		$(24,015.27)
31-Aug-02		Adjustments Offset InterCo A/R Billing form Yapen	$(30,764.10)		$(30,764.10)
24-Sep-02		GeoPetro Funding to Joint Venture for Ops	$5,000.00		$5,000.00
25-Oct-02		GeoPetro Funding to Joint Venture for Ops	$20,000.00		$20,000.00
19-Nov-02		GeoPetro Cash Funding to Joint Venture for Ops	$10,030.61		$10,030.61
02-Dec-02		GeoPetro Funding to Joint Venture for Ops	$3,673.76		$3,673.76
02-Jan-03		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00	$—	$10,000.00
15-Jan-03		GeoPetro Cash Funding to Joint Venture for Ops	$15,000.00	$—	$15,000.00
04-Feb-03		GeoPetro Cash Funding to Joint Venture for Ops	$15,000.00	$—	$15,000.00
14-Mar-03		GeoPetro Cash Funding to Joint Venture for Ops	$60,000.00	$—	$60,000.00
04-Apr-03		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00	$—	$10,000.00
17-Apr-03		GeoPetro Cash Funding to Joint Venture for Ops	$60,000.00	$—	$60,000.00
22-May-03		GeoPetro Cash Funding to Joint Venture for Ops	$40,000.00	$—	$40,000.00
25-Jun-03		GeoPetro Cash Funding to Joint Venture for Ops	$40,000.00	$—	$40,000.00
23-Jul-03		GeoPetro Cash Funding to Joint Venture for Ops	$40,000.00	$—	$40,000.00
26-Aug-03		GeoPetro Cash Funding to Joint Venture for Ops	$22,002.00	$—	$22,002.00
26-Sep-03		GeoPetro Cash Funding to Joint Venture for Ops	$13,333.56	$—	$13,333.56
11-Nov-13		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00	$—	$20,000.00
31-Dec-03		GeoPetro Pays Doshi Director Fees	$10,000.00	$—	$10,000.00
29-Jan-04		GeoPetro Cash Funding to Joint Venture for Ops	$25,000.00	$—	$25,000.00
04-Mar-04		GeoPetro Cash Funding to Joint Venture for Ops	$25,000.00	$—	$25,000.00
08-Apr-04		GeoPetro Cash Funding to Joint Venture for Ops	$25,000.00	$—	$25,000.00
30-Apr-04		Adjustment To Reallocate Overheads Previously Credited to CWI		$21,600.00	$21,600.00
30-Apr-04		Adjustment To Reallocate Cash JV Contribution Previously Credited to CWI	$287,913.17	$—	$287,913.17
30-Apr-04		GeoPetro Accumulated Share Overseas Overhead Allocations to end this date		$208,800.00	$208,800.00
04-May-04		GeoPetro Cash Funding to Joint Venture for Ops	$25,000.00		$25,000.00
08-Jun-04		GeoPetro Cash Funding to Joint Venture for Ops	$25,000.00	$—	$25,000.00
02-Jul-04		GeoPetro Cash Funding to Joint Venture for Ops	$25,000.00	$—	$25,000.00
03-Aug-04		GeoPetro Cash Funding to Joint Venture for Ops	$25,000.00	$—	$25,000.00
14-Sep-04		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00	$—	$20,000.00
19-Oct-04		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00	$—	$20,000.00
10-Dec-04		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00	$—	$20,000.00
14-Jan-05		GeoPetro Cash Funding to Joint Venture for Ops	$20,000.00	$—	$20,000.00
02-Mar-05		GeoPetro Cash Funding to Joint Venture for Ops	$15,000.00	$—	$15,000.00
04-Apr-05		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00	$—	$10,000.00
03-May-05		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00	$—	$10,000.00
03-Jun-05		GeoPetro Cash Funding to Joint Venture for Ops	$28,000.00	$—	$28,000.00
04-Jul-05		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
31-Jul-05		Correction journal decreasing allocated overhead		$(16,800.00)	$(16,800.00)
03-Aug-05		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
05-Sep-05		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
05-Oct-05		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
09-Nov-05		GeoPetro Cash Funding to Joint Venture for Ops	$29,200.00		$29,200.00
16-Nov-05		GeoPetro Cash Funding to Joint Venture for Ops	$45,600.00		$45,600.00
08-Dec-05		GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
31-Dec-05	JVLD-011	Adjust To Panty China Wisdom Finder’s Fee Paid by CEC	$220,800.00		$220,800.00
04-Jan-06	JVAD-001	GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
02-Feb-06	JVBD-001	GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
09-Feb-06	JVBD-001	GeoPetro Cash Funding to Joint Venture for Ops	$10,000.00		$10,000.00
16-Feb-06	JVBD-001	GeoPetro Cash Funding to Joint Venture for Ops	$30,000.00		$30,000.00
28-Feb-06	JVBD-008	Adjust to Party gain realized from zero out GATB I/C payable	$16,679.27		$16,679.27
17-Mar-06	JVCD-001	CGX Pmt on behalf CGB2 - GeoPetro 50% share: B2 G&G work	$7,500.00		$7,500.00
31-Mar-06	JVCD-009	CGX Pmt on behalf CGB2 - GeoPetr 50% share: seismic reprocessing	$7,805.79		$7,805.79
07-Apr-06	JVDD-001	Geo Petro Cash Funding to Joint Venture for Ops	$28,000.00		$18,000.00
30-Apr-06	JVDD-009	Adjust: Parity Share Aug 05-May	$18,000.00		$18,000.00
30-Apr-05		GeoPetro Accumulated Share Overseas Overhead Allocation 2 Yrs 1May 04-30 Apr 06		$116,000.00	$116,000.00
16-May-06	JVED-001	GeoPetro Cash Funding to Joint Venture for Ops	$40,698.59		$40,698.59
23-May-06	JVED-001	GeoPetro Cash Funding to Joint Venture for Ops	$2,500.00		$2,500.00
07-Jun-06	JVFD-001	GeoPetro Cash Funding to Joint Venture for Ops	$26,800.00		$26,800.00
26-Jun-06	JVFD-001	GeoPetro Cash Funding to Joint Venture for Ops	$64,000.00		$64,000.00
30-Jun-06	JVFD-009	Adjust: Parity Share Salary May 06	$2,000.00		$2,000.00
04-Jul-06	JVFD-001	GeoPetro Cash Funding to Joint Venture for Ops	$24,000.00		$24,000.00
05-Jul-06	JVFD-001	Loan repayment to CGX account	$(2,500.00)		$(2,500.00)
31-Jul-06	JVFD-010	Adjust: Parity Share June 06	$2,000.00		$2,000.00
02-Aug-06	JVHD-001	GeoPetro Cash Funding to Joint Venture for Ops	$34,000.00		$34,000.00
31-Aug-06	JVHD-010	Adjust: Parity Share July 06	$2,000.00		$2,000.00

31-Aug-06		GeoPetro Accumulated Share Overseas Overhead Allocation Since 1 May 2006		$12,800.00	$12,800.00
		Total JV Contributions Made by GeoPetro as of this Report Date	$2,197,509.25	$342,400.00	$2,539,909.25

SCHEDULE-B

MATERIAL CONTRACTS

The list and summary of the principle terms and conditions of Material Contracts in effect between CGB2 and third parties as of 1 October 2006 in accordance with Section-3 of this Agreement, are set forth in the following table:

						Contract		Expiry or
	Contract			Covering		Price or		Notice to
No	Date	Number	To	Period	Description	Rate	Period	Terminate	Remarks
1	15-Jan-04	GBSA-04-001	PT.Asia Market Inv.	15Jan04 - 14 Jan07	Rent Jakarta Office	47,500,000	Rp/Year	14-Jan-07	Prepaid thru 14-Jan-07
2	15-Aug-03	Contract	Perusda - Tarakan	15Aug03 - 14 Aug06	Rent Tarakan Office	45,000,000	Rp/Year	14-Aug-06	Prepaid thru 14-Feb-06
3	26-Mar-05	Contract	Nuryati Siregar	01Apr05- 31Mar07	Rent House for Management	$830.00	US$/Month	31-Mar-07	Prepaid thru 31-Mar-07

SCHEDULE-C

SHAREHOLDERS AGREEMENT

The fully executed original of the Shareholders Agreement and its exhibits entered into by the Parties upon the date of the Shares Sale Agreement forms this Schedule-C.

CONTINENTAL-GEOPETRO (BENGARA-II) LTD.

SHAREHOLDERS  AGREEMENT

This shareholders agreement (the “Agreement”), is entered into on the    th September 2006, by and among:

CNPCHK (INDONESIA) LIMITED (hereinafter referred to as the “CNPC-HKI”), a British Virgin Islands company whose registered address is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

CONTINENTAL ENERGY CORPORATION (hereinafter referred to as “Continental”), a British Columbia, Canada corporation located at Suite 1200, 14001 Dallas Parkway, Dallas, Texas, 75240, USA;

GEOPETRO RESOURCES COMPANY (hereinafter referred to as “GeoPetro”), a California, USA. corporation located at Suite 700, One Maritime Plaza, San Francisco, CA, 94111, USA; and

CNPC (HONG KONG) LIMITED (hereinafter referred to as the “Guarantor”, a Bermuda company located at 39th Floor, 118 Connaught Road West, Hong Kong;

hereinafter referred to individually as “Party” or collectively, as the context may dictate, as “Parties”.

RECITALS; THAT

Whereas; Continental-GeoPetro (Bengara-II) Ltd. (hereinafter referred to as the “Company” or as “CGB2”), is a British Virgin Islands corporation with registered offices located at 4th Floor Ellen Skelton Building, 3076 Drake’s Highway, Road Town, Tortola, British Virgin Islands and principal operational offices located at Jl. R.S. Fatmawati 31A, Cilandak, Jakarta, 12430, Indonesia;

Whereas, The Parties have entered a separate written Shares Purchase and Sale Agreement (hereinafter referred to as the “SPA”) dated even date with this Shareholders Agreement pursuant to which CNPC-HKI purchased 35,000 common shares of the Company from Continental and GeoPetro.

Whereas, The Parties wish to enter into this Shareholders Agreement to regulate their respective joint and several rights and obligations as shareholders of the Company towards the operation and management of the business and the affairs of the Company in addition to those provided for in the Memorandum and Articles.

Whereas, the Guarantor wishes to guarantee the performance of CNPC-HKI’s obligations under this Shareholders Agreement.

Now therefore, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree with each other as follows:

Article-1:   INTERPRETATION

1.1                 DEFINITIONS

In this Shareholders Agreement, including the premises, schedules and the exhibits hereto the following defined terms shall have the meaning ascribed thereto as follows:

“Affiliate” means with respect to a party to this Shareholders Agreement, a company which is, on or at any time after the date of this Shareholders Agreement, a Subsidiary of such Party, a Parent company of such Party, or a sister Subsidiary of a company having the same Parent company; where Subsidiary and Parent have the meaning elsewhere defined herein.

“Applicable Law” means the applicable provisions of any Law having jurisdiction over CGB2 or any of the Bengara-II Assets, and includes, without limitation, the applicable provisions of any permit, license or other governmental or regulatory authorization issued to CGB2 in respect of the Bengara-II Assets or any of them.

“Articles” means the articles of association of the Company as amended or replaced from time to time.

“Bengara-II Assets” means collectively (i) an undivided 100% participating interest in Contractor’s contract rights and interests in the Bengara-II PSC; (ii) any permits, approvals, licenses, endorsements or other authorizations issued to CGB2 by a governmental authority in respect of activities under or related to the Bengara-II PSC; (iii) all of CGB2’s rights and interests under its third party contracts including any oil and gas sales contracts, gas processing agreements and product offtake agreements; (iv) Company Accounts; (v) Company Property; and (vi) all seismic, geological and well reports and other assessment materials and technical data within and pertaining to the Bengara-II PSC contract area or arising as a result of the Company’s Activities.

“Bengara-II PSC” means the Bengara-II Production Sharing Contract entered into by CGB2 and Pertamina and approved by the Minister of Mines and Energy of the Republic of Indonesia on 4 December 1997, including any amendments thereto or extensions thereof.

“BP Migas” means Badan Pelaksana Kegiatan Usaha Hulu Minyak Dan Gas Bumi, a state oil and gas regulatory body established under the Directorate General of Oil and Natural Gas of The Ministry of Mines and Energy (MIGAS) of the Republic of Indonesia; and the successor in authority to Pertamina in relation to the Bengara-II PSC.

“Board” means the board of Directors of the Company for the time being and from time to time.

“Business Day” means any day other than a Saturday or Sunday or public holiday in Hong Kong, USA or Indonesia.

“CGB2” means the Company.

“CNPC-HKI” means CNPCHK (Indonesia) Limited, a Party to this Shareholders Agreement and a Shareholder of the Company.

“Company” means Continental-GeoPetro (Bengara-II) Ltd.

“Company Account(s)” means all accounts owned or kept by the Company including bank accounts, cash accounts, and the EJA; together with the financial books, accounting related Records and statements pertaining to them and expenditures made in satisfaction of Company Costs incurred in performing Company’s Activities.

“Company’s Activities” means without limitation any and all activities carried out by the Company in respect of the Company, the Bengara-II PSC and the Bengara-II Assets or matters provided for in the SPA, this Shareholders Agreement, the Memorandum, the Articles or otherwise pertaining to the general business affairs of the Company.

“Company Costs” means any and all costs incurred by the Company while carrying out Company’s Activities.

“Company Property” shall mean property owned by the Company or under the custody and control of the Company as provided for in the Bengara-II PSC.

“Continental” means Continental Energy Corporation, a Party to this Shareholders Agreement and a Shareholder of the Company.

“Contractor” refers to CGB2 in the context of being a production sharing “Contractor” as the term is used in the Bengara-II PSC.

“Consent Resolution” shall have the meaning ascribed thereto in the Company’s Articles, specifically Paragraph-1 thereof, and shall apply as therein defined to either a Consent Resolution of Directors and to a Consent Resolution of Members.

“Corporate Records” means, without limitation of the generality thereof, all, and each and every, corporate register, minute book, Directors resolution, Members resolution maintained by the Company or in the possession of the Company pertaining to the corporate governance of the Company.

“Director” means a director and member of the Board for the time being and from time to time of the Company including, where applicable, any designated alternate Director, and “Directors” shall be construed accordingly.

“Earn-In Joint Account” or the “EJA” means the CGB2 owned multicurrency bank account number 808-215644-838 established at Hongkong and Shanghai Banking Corporation Limited, Hong Kong main office, 1 Queen’s Road Central, and operated as provided for in Article-4 hereof.

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect.

“Guarantor” means CNPC (Hong Kong) Limited.

“GeoPetro” means GeoPetro Resources Company, a Party to this Shareholders Agreement and a Shareholder of the Company.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Laws” shall mean:

a)              all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations, and municipal by-laws, whether domestic, foreign or international;

b)             all judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any governmental authority or body; and

c)              all policies, practices and guidelines or any governmental authority or body which, although not actually having the force of law, are considered by such governmental authority or body as requiring compliance as if having the force of law;

in each case binding on or affecting the Company and the Company’s Activities; and “Law” shall mean any one of them.

“Memorandum” means the Memorandum and Articles of Association of the Company for the time being as amended from time to time.

“Officer” means a corporate officer and senior executive manager for the time being and from time to time of the Company, and “Officers” shall be construed accordingly.

“Ordinary Resolution” shall have the meaning ascribed thereto in the Company’s Articles, specifically Paragraph-1 thereof, and shall apply as therein defined to either a Ordinary Resolution of Directors and to a Ordinary Resolution of Members.

“Parent” means owning or controlling a Subsidiary company with more than 50% of the voting rights in general meeting.

“Parties” shall mean Continental Energy Corporation, GeoPetro Resources Company, CNPCHK (Indonesia) Limited and CNPC (Hong Kong) Limited; and “Party” shall mean any one of them.

“Pertamina” means P.T. Pertamina (Persero) (f/k/a Perusahaan Pertambangan Minyak dan Gas Bumi Negara), a state enterprise established under the laws of the Republic of Indonesia; and a party to the Bengara-II PSC.

“Petroleum” has the same meaning as in the Bengara-II PSC, and includes naturally occurring hydrocarbons commonly produced from wells including crude oil, condensate, natural gas and natural gas liquids.

“POD” means the official plan of development for a commercial discovery or exploitation of a Petroleum accumulation prepared by the Company and submitted to BP Migas for its approval.

“PRC” means the People’s Republic of China and for the purpose of this Shareholders Agreement excludes Hong Kong, Macau and Taiwan.

“Shareholder” means holders of Shares of the Company; expressly CNPC-HKI, Continental, and GeoPetro and their respective successors and permitted transferees.

“Shares” means common shares of the Company.

“Shares Holding” means in respect of each Shareholder the total number of Shares held by that Shareholder at the relevant time.

“Shares Percentage” means in respect of each Shareholder the percentage of the total Shares of the Company held by that Shareholder at the relevant time.

“SPA” means the Shares Purchase and Sale Agreement amongst the Parties referred to in the recitals of this Shareholders Agreement.

“Special Resolution” shall have the meaning ascribed thereto in the Company’s Articles, specifically Paragraph-1 thereof, and shall apply as therein defined to a Special Resolution of Members.

“Subsidiary” means, with respect to a person, any corporation or other entity in which more than 50% of the voting rights in general meeting or the composition of a majority of its board of directors are controlled by the Parent.

“Taxes” means any federal, state, provincial, municipal or other governmental taxes or assessments in the nature of taxes of any nature whatsoever (including, without limitation, income taxes, capital taxes, sales taxes, property taxes, goods and services taxes, stamp taxes, value added taxes and use taxes and withholding tax of whatsoever nature), and includes any interest, penalty or other additional obligation associated therewith.

“US$” means United States Dollars, the lawful currency of the United States.

1.2                 ANNEX

The following additional agreements, annexes, exhibits, schedules (collectively referred to hereinafter as “Annexes”) are annexed and attached to this Shareholders Agreement and form a part hereof and have the same force and effect as if set out in the body of this Shareholders Agreement:

Annex-A                                               -                                            Form Deed of Adherence

1.3                 CONSTRUCTION

In this Shareholders Agreement, including the premises, schedules and exhibits hereto, unless otherwise expressly stated:

a)        References to a “Party” or “Parties” are references to a Party or Parties to this Shareholders Agreement and include their respective successors and permitted assigns.

b)       References to “herein”, “hereby”, “hereto”, “hereunder”, “hereof” and similar expressions are references to this Shareholders Agreement and not to any particular section, subsection or schedule.

c)        References to a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Shareholders Agreement and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Shareholders Agreement.

d)       References to an “Article”, “Section”, “subsection”, or “clause” are references to an Article, Section, subsection, or clause of this Shareholders Agreement.

e)        References to an “Annex” are references to an Annex to this Shareholders Agreement as described in Section-1.2

f)          References to dollar amounts are references to US dollar amounts.

g)       Words importing the singular shall include the plural and vice versa.

h)       Words importing gender shall include the masculine, feminine and neuter genders.

i)           References to a “person” or “persons” shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context.

j)           The use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4                 ENTIRE AGREEMENT

This Shareholders Agreement together with its Annexes, the SPA, the Memorandum, and the Articles, constitute the entire agreement between the Parties pertaining to CGB2, the Company’s Activities and the Bengara-II Assets and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter of this Shareholders Agreement. This Shareholders Agreement may be amended only by written instrument executed by no less than all of the Parties hereto.

Article-2:    BUSINESS OF THE COMPANY

2.1                               The Company was incorporated under the name Apex (Bengara-II) Ltd. as an International Business Company in the British Virgin Islands under the International Business Companies Act on September 9, 1997 registration number 247888. Apex (Bengara-II) Ltd. changed its name to Continental-Wisdom-GeoPetro (Bengara-II) Ltd. on 5 June 2003. Continental-Wisdom-GeoPetro (Bengara-II) Ltd. changed its name to Continental-GeoPetro (Bengara-II) Ltd. on 17 December 2003.

2.2                               The Company was originally incorporated with an authorized share capital of US$ 50,000 consisting of 50,000 common shares of US$ 1.00 par value each, all of which are issued, outstanding and fully paid up as of the date of this Shareholders Agreement.

2.3                               The Company was formed expressly for the sole purpose of entering into, holding and operating the Bengara-II Production Sharing Contract which it signed with Pertamina, the state owned oil enterprise of the Republic of Indonesia, on December 4, 1997 (together with any amendments thereto, the “Bengara-II PSC”). The Company owns an undivided 100% participating interest in Contractor’s contract rights in the Bengara-II PSC.

2.4                               The Bengara-II PSC covers a 3,650 square kilometers contract area (reduced from 4,867 square kilometers in a June 2001 Bengara-II PSC mandated relinquishment) located partially onshore and partially offshore in the province of East Kalimantan, Indonesia (“Bengara-II Block”). In accordance with the terms and conditions of the Bengara-II PSC, the Company has the exclusive authority to conduct, along with BP Migas, petroleum exploration and production operations within the Bengara-II PSC contract area for up to 30 years from 4 December 1997.

2.5                               The Company has no business interests, property or assets other than those directly pertaining to the Bengara-II PSC and the “Bengara-II Assets” as defined in Article-1.1.

Article-3:    THE SHAREHOLDERS

3.1                               The Company has only three Shareholders or Members and all three are Parties to this Shareholders Agreement. The Guarantor is a Party to this Shareholders Agreement but is not a Shareholder.

3.2                               Each Shareholder owns a number of “Shares” of the Company, its “Shares Holding”, in the proportions to the total  “Shares Percentage” as these terms are defined in Article-1.1 and in the amounts as are set forth in the following table:

Table-3.2

Shareholder	Shares Holding	Shares Percentage
CNPC-HKI	35,000	70%
Continental	9,000	18%
GeoPetro	6,000	12%
Total Shares	50,000	100%

3.3                               As used in this Shareholders Agreement, each Shareholder’s Shares Holding represents the total number of the Company’s Shares owned by that Shareholder and each Shareholders respective Shares Percentage refers to the percentage that the said Shareholder’s Shares Holding represents to the total number of Shares of the Company, equal to the percentages set forth in Table-3.2.

3.4                               Each Shareholder’s respective Shares Percentage set forth in Table-3.2 represents the proportional percentage that each respective Shareholder owns in the Company, in the contractors rights and obligations under the Bengara-II PSC, and in the Bengara-II Assets.

3.5                               Each Shareholder’s respective Shares Percentage set forth in Table-3.2 represents the proportional percentage that each respective Shareholder’s several rights, entitlements, commitments, obligations, responsibilities and liabilities in respect of the Company’s Activities under this Shareholders Agreement, the Memorandum and the Articles.

3.6                               Each Shareholder’s respective Shares Percentage set forth in Table-3.2 represents the proportional percentage that each respective Shareholder is entitled to participate and share in Dividends distributed by the Company as provided for as provided for in Article-13 of this Shareholders Agreement.

3.7                               Each Shareholder’s respective Shares Holding set forth in Table-3.2 represents the number of Shares that respective Shareholder is entitled to vote at meetings of the Members of the Company and which shall count as votes to pass Ordinary, Special or Consent Resolutions of the Members as provided for in this Shareholders Agreement and as further provided for and defined in the Memorandum and Articles of the Company

3.8                               Each Shareholder shall equally be entitled to inspect, and the Board of Directors shall provide all reasonable access to each Shareholder for the inspection of any one or all of the Corporate Records (as defined in Article-1.1) in the Company’s premises in normal business hours provided 10-days prior written request from any Shareholder has been given to the Company’s Secretary.

3.9                               The Shareholders and the Directors shall at all times cause the Company to conduct the Company’s Activities in accordance with prudent and good oil field practices to an international standard.

Article-4:    EARN-IN JOINT ACCOUNT & THE EARNING OBLIGATION

4.1                               In accordance with its obligations under the provisions of Section-2.2.3 of the SPA CNPC-HKI, a Party to this Shareholders Agreement, advanced eighteen million seven hundred thousand US dollars (US$18,700,000) to the Company (referred to in the SPA and hereinafter as the “Earning Obligation”) into CGB2’s multicurrency bank account number 808-215644-838 (referred to in the SPA and hereinafter as the “Earn-In Joint Account” or the “EJA”) established at Hongkong and Shanghai Banking Corporation Limited, Hong Kong main office, 1 Queen’s Road Central (hereinafter referred to as “HSBC-HK”).

4.2                               The Board shall ensure that the Company shall provide HSBC-HK clear, written, irrevocable instructions dated even date herewith mandating that the EJA shall always require two signatures to authorize any disbursements and any transactions from or within the EJA. Of the two mandatory signatures so required, one signature must be from a group of duly authorized representatives of Continental and GeoPetro and one signature must be from a group of duly authorized representatives of CNPC-HKI.

4.3                               The Board shall ensure that the Company shall also provide HSBC-HK clear, written, irrevocable instructions dated even date herewith mandating that any amendment, alteration or change to the operating instructions set forth in the preceding Article-4.2 shall first require a unanimous Consent Resolution of the Members, such consent shall not be unreasonably withheld or delayed.

4.4                               Notwithstanding any provisions in the Shareholders Agreement and the Memorandum:-

a) in the event that the duly authorized signatories of Continental and GeoPetro unreasonably withhold or delay the authorization of disbursement or any transactions from or within the EJA, resulting in the termination of the Bengara-II PSC, then the EJA account shall be closed immediately and all money standing to the credit of the EJA account immediately after the said termination shall be disbursed to CNPC-HKI.

b) in the event that the duly authorized signatories of CNPC-HKI unreasonably withhold or delay the authorization of disbursement or any transactions from or within the EJA, resulting in the termination of the Bengara-II PSC, then the EJA account shall be closed immediately. An amount of up to US$ 6.3 million (or any lower credit balance) standing to the credit of the EJA account immediately after the said termination shall be disbursed in the proportions of 60% to Continental and 40% to GeoPetro. Any remaining credit balance in the EJA account shall be disbursed to CNPC-HKI.

4.5                               The Parties may by written notice to the other Parties, from time to time, designate a replacement authorized signatory to their respective group as provided for in the preceding paragraph.

4.6                               Any interest earned on Earning Obligation funds deposited in the EJA shall remain in the EJA for Company use and shall be credited as advances to the Company by CNPC-HKI pursuant to the Development Loans (where applicable).

4.7                               The entire amount of the Earning Obligation deposited by CNPC-HKI into the EJA shall, in the manner provided for in this Shareholders Agreement, be exclusively used to pay for all the Company’s expenditures and costs incurred in the exploration, drilling and development operations on the Bengara-II Assets under Work Programs and Budgets approved by BPMigas including, without limitation, the 4 exploration wells already approved for drilling during 2006, namely Seberaba-1, Pungit-1, Mulyo-1 and Bekawas-1.

4.8                               The Company shall utilize and expend all Earning Obligation funds from the EJA strictly in accordance with all procurement regulations, tendering procedures and other applicable regulations of BPMigas, Applicable Laws, and other Indonesian governmental authorities having jurisdiction, to ensure that all funds are recoverable under the Bengara-II PSC.

4.9                               In the event that CNPC-HKI refuses to utilize and expend the Earning Obligations funds in the exploration, drilling and development operations on the Bengara-II Assets under Work Programs and Budgets from time to time approved by BPMigas resulting in a termination of the Bengara-II PSC, then the EJA account shall be closed immediately. All moneys standing to the credit of the EJA account shall be utilized in the following priority: firstly, to pay off all the Company’s outstanding third party obligations (other than those withholding tax penalty or fine obligations referred to in Article 5.3 hereto in which Continental and GeoPetro shall bear full responsibility for the settlement thereof);

secondly an amount of up to US$ 6.3 million (or any lower credit balance) shall be disbursed in the proportions of 60% to Continental and 40% to GeoPetro. Any remaining credit balance in the EJA account shall be disbursed to CNPC-HKI.

Article-5:    PAST COSTS, PARITY & COST RECOVERY

5.1                               The Earning Obligation amount is intended by the Parties to be, and is hereby deemed to be, a parity matching contribution to the Company from and by CNPC-HKI to bring it’s 70% Shares Percentage contribution to the Company into parity with funds already sunk in the Company by Continental and GeoPetro’s combined 30% Shares Percentage contribution to the Company.

5.2                               The Parties agree that at 30 September 2006 the Company shall have actually contributed a total of US$ 6,300,000 (including the Company’s working capital needs to be contributed by Continental and GeoPetro in accordance with Section 3.6 of the SPA (hereinafter referred to as the “CG-Sunk Cost”)) toward the Bengara-II PSC minimum work commitment which is cost-recoverable by the Company under the terms and conditions of the Bengara-II PSC. The CG-Sunk Cost was contributed to the Company in the proportions of 60% from Continental and 40% from GeoPetro.

5.3                               Each of Continental and GeoPetro further agrees to pay or settle, and to indemnify and hold the Company or CNPC-HKI or the Guarantor harmless of at their respective cost of, in the proportions of 60% from Continental and 40% from GeoPetro, any claim of penalty or fine by any Indonesian authority against the Company or CNPC-HKI or the Guarantor in connection with any accrued outstanding withholding tax liability of any consultants or officer or part time staff of the Company that were or are incurred at any time before 30 September 2006. For the avoidance of doubt, each of Continental and GeoPetro, and not the Company or CNPC-HKI or the Guarantor, shall, bear full responsibility for the prompt settlement of the foregoing penalty or fine obligations in all circumstances. Where required, each of Continental and GeoPetro expressly agrees and authorises the Company to set off such indemnity obligations against any payment or distributions owed by the Company to Continental and GeoPetro under this Agreement.

5.4                               From 1 October 2006 CNPC-HKI shall commence funding 100% of the Company’s working capital needs in accordance with the terms and conditions of the SPA and this Shareholders Agreement by advancing funds to the Company from the EJA until the Earning Obligation funds together with accumulated interest, if any, thereon are entirely expended.

5.5                               The Company shall utilize and expend all Earning Obligation funds and Development Loans (where applicable) strictly in accordance with all procurement regulations, tendering procedures and other applicable regulations of BPMigas, Applicable Laws, and other Indonesian governmental authorities having jurisdiction, to ensure that all funds are recoverable under the Bengara-II PSC.

Article-6:    THE DEVELOPMENT LOANS

6.1                               In accordance with Section-2.2.4 of the SPA, as and from the date the Earning Obligation funds have been entirely expended and conditional on the receipt of BP Migas approval of the first POD by the Company, CNPC-HKI shall become obliged to make advances from time to time required by the Company to fund the working capital required for appraisal and development of any successful Petroleum discovery of up to a total, maximum amount of forty one million three hundred thousand US dollars (US$41,300,000) (the “Development Loans”).

6.2                               The Development Loans, as and when advanced, shall be utilized to satisfy and discharge any and all of the Company’s obligations, liabilities, payables, and commitments as and from the date the Earning Obligation funds have been entirely expended.

6.3                               For the purposes of calculating interest on the Development Loans, a rate equivalent to the London Interbank Offering Rate for 90-day funds in effect at the time the Development Loans are advanced to the Company shall apply.

6.4                               In the event that for whatever reason the Bengara-II PSC is terminated or relinquished in its entirety back to the Indonesian government at any time before the full amount of the Development Loans are expended, then:

a)                     the Parties shall immediately commence the winding up of the Company and as from the termination of the Bengara-II PSC, CNPC-HKI shall be relieved of any further obligation to provide the Development Loans, and further provided that;

b)                    if any money is left standing to the credit of the Company’s account after satisfaction of all costs relating to the winding up, such sum shall be applied towards repayment of portion of the Development Loans already advanced together with the accumulated interest (if any) prior to the date of such winding up.

Article-7:    FINANCING CGB2 ACTIVITIES

Except for the Earning Obligation funds and the Development Loans (where applicable) the Company’s Board of Directors shall seek external finance to fund all further Company working capital requirements.

Article-8:    MANAGEMENT

8.1                               Notwithstanding the provisions of Paragraph-72 of the Company’s Articles the Parties hereby agree that for so long as the Earning Obligation funds are not entirely expended or CNPC-HKI continue to make advances to the Company pursuant to the Development Loans as provided in Article-6.1 then; then the number of Directors on the Company’s Board shall remain fixed at three (3) Directors. Additionally, of these three (3), any two Directors shall be elected to the Board at the sole direction of CNPC-HKI and one Director shall be elected to the Board at the sole direction of Continental. GeoPetro shall have the right to have a non-voting observer present at Board meetings to participate in discussions until such time as the provisions of Article 8.2 apply.

8.2                               Notwithstanding the provisions of the foregoing paragraph, the Parties hereby agree that immediately upon such time as the Development Loans as provided for in Article-6.1 have been fully expended or such obligation is released in accordance with the provisions of Article-6.4 then the number of Directors on the Company’s Board shall thereupon be increased to and fixed at five (5) Directors. Additionally, of these five (5), any three Directors shall be elected to the Board at the sole direction of CNPC-HKI, one Director shall be elected to the Board at the sole direction of Continental, and one Director shall be elected to the Board at the sole direction of GeoPetro.

8.3                               Notwithstanding the provisions of Paragraph-98 of the Company’s Articles the Parties hereby agree that the quorum of two (2) Directors required to validly constitute a meeting of the Board shall only apply provided that of the two (2) Directors needed to constitute a quorum, one of the Directors making up the quorum is a Director duly elected to the Board at the direction of CNPC-HKI and the other Director making up the quorum is a Director duly elected to the Board at the direction of either Continental or GeoPetro.

8.4                               Notwithstanding the provisions of the previous Article-8.3, If within two hours from the time appointed for the Board meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as those Directors present may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than any two directors, those two Directors present shall constitute a quorum but otherwise the meeting shall be dissolved.

Article-9:    DEALING IN SHARES & PERMITTED TRANSFERS

9.1                               Each of the Parties may transfer or dispose of all or any of its Shares to any of its Affiliates (each a “Permitted Transfer”). A Permitted Transfer may be made on the following conditions:

a)                     the transferee shall execute a Deed of Adherence in such form attached hereto as Annex-A confirming to the other Shareholders that it shall be bound by this Shareholders Agreement as a Shareholder in respect of the Shares transferred to it;

b)                    in the event that the transferee ceases to be an Affiliate of the transferring Shareholder (which expression shall not include a second or subsequent transferor in a series of transfers), then the transferee shall forthwith transfer all its Shares to the transferring Shareholder or an Affiliate of the transferring Shareholder.

9.2                               Each of the Parties may transfer or dispose of its Shares or any interest therein to a third party if the provisions set out in the following paragraph and Article-10 are complied with.

9.3                               A transfer of any Share by a Shareholder in accordance with Article-10 shall be on the following conditions:

a)                     the Shareholder may give a “Transfer Notice” (as defined in Article-10) in respect of all or part of the Shares held by it; and

b)                    if the Shareholder wishes to transfer any Share to a person that is not already a Shareholder, it shall require the transferee as a condition of the transfer to execute a Deed of Adherence in the form attached hereto as Annex-A confirming to the other Shareholders that it shall be bound by this Shareholders Agreement as a Shareholder in respect of each Share transferred.

9.4                               Each Shareholder shall oblige its Directors to the Board to ensure that the Board only approves for registration a transfer of Shares carried out in accordance with this Shareholders Agreement and the Articles.

Article-10:    SHARE TRANSFER RESTRICTIONS

10.1                        The restriction on transfer contained in this Article shall not apply to a Permitted Transfer as defined in Article-9 or to any transfer with the prior written consent of the other Shareholders.

10.2                        Save as provided in the preceding paragraph, no Shares (or any interest therein) shall be transferred or disposed of to any person unless and until the rights of pre-emption conferred by this Article have been exhausted and only then as permitted herein below.

10.3                        If a Shareholder wishes to transfer its Shares, the Shareholder (“Seller”) shall give all of the other Shareholders (“Offerees”) notice (“Transfer Notice”) stating:

a)                     the number of Shares proposed to be transferred (“Sale Shares”);

b)                    the cash price per Sale Share (“Specified Price”);

c)                     the name of the transferee (if known); and

d)                    any other terms of the transfer.

10.4                        Within 20 Business Days after receiving a Transfer Notice (“Offer Period”), the Offerees shall give the Seller notice (“Offeree Notice”) stating whether it accepts or rejects in full the offer made in the Transfer Notice. The Offerees shall also give the Board a copy of its notice to the Seller. Failure of an Offeree to respond within the 20 Business Days period is agreed to mean no acceptance.

10.5                        If the Offeree accepts the offer made in the Transfer Notice, the transfer of the Sale Shares shall be completed on the tenth Business Day after the expiry of the Offer Period or such other date as the Seller and the Offeree may agree in writing, when the Offeree shall buy and the Seller shall sell the Sale Shares at the Specified Price.

10.6                        If the Offeree does not accept the offer made in the Transfer Notice before the expiry of the Offer Period, the Seller may sell the Sale Shares to a third party (“Purchaser”) provided that:

a)                     the transfer shall be completed within 60 Business Days after giving the Transfer Notice to the Offeree;

b)                    the transfer shall be at a price per Sale Share not less than the Specified Price;

c)                     the transfer shall be made on terms no more favorable to the Purchase than those offered to the Offeree; and

d)                    the Purchaser being approved by the Parties hereof, which approval shall not be unreasonably withheld, and executing a Deed of Adherence as set out in Annex-A on the date of the completion of the Transfer.

Article-11:    COMPLIANCE

11.1                        If any provision of the Memorandum or of the Articles at any time conflicts with any provision of this Shareholders Agreement, this Shareholders Agreement shall prevail and the parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment, waiver or suspension of the relevant provision of the Memorandum and/or the Articles to the extent necessary to permit the Company and its affairs to be administered as provided in this Shareholders Agreement.

Article-12:    TERMINATION

12.1                        This Shareholders Agreement shall continue in full force and effect until terminated.

12.2                        This Shareholders Agreement may only be terminated by a separate written termination agreement signed by all the Parties and then only after a unanimous Consent Resolution of the Members agreeing to the termination has been made.

Article-13:    DIVIDEND POLICY

13.1                        The Company shall determine, not less frequently than semi-annually, upon 31 December and 30 June, the amount of Distributable Cash (as defined in Article 13.4 (g) below) then available for distribution to the Shareholders. Unless the Shareholders otherwise unanimously agree, all Distributable Cash, if any, so then determined to be available shall be distributed promptly to the Shareholders, as “Dividends” in proportion to their shareholding in the Company.

13.2                        Notwithstanding any provision of this Shareholders Agreement to the contrary, the Company shall not make any Dividend distributions pursuant to this Shareholders Agreement except to the extent permitted under Applicable Law.

13.3                        Promptly upon learning of any requirement under any provision of applicable law requiring the Company to withhold any sum from a Dividend distribution to a Shareholder or to make any payment to any taxing authority in respect of such Shareholder, the Company shall give written notice to such Shareholder of such requirement. The Company is authorized to withhold from such Dividend distributions to the Shareholders and to pay over to any taxing authority any amounts which it reasonably determines may be required to be so withheld pursuant to any provision of Applicable Law. All amounts withheld pursuant to any provision of Applicable Law with respect to any distribution to any Shareholder shall be treated as Dividend distributed to such Shareholder pursuant to this Clause for all purposes under this Shareholders Agreement.

13.4                        For the purposes of this Article, subject to Article 13.2, surplus cash at any time available to the Company (excluding amounts that are borrowed from the Shareholders or under any external credit facility of the Company) for distribution to the Shareholders including a 15% cushion of such surplus cash shall be applied in the following priority before it becomes distributable:

a)                     In first priority, by the Company to conduct its business as set forth in the business plan and the annual budget as approved the Board which shall take into account factors such as the then cash flow and working capital requirements of the Company;

b)                    In second priority, to be retained by the Company under applicable laws;

c)                     In third priority, to repay external finance or loans due third party creditors by the Company;

d)                    In fourth priority, to repay the CG-Sunk Costs to Continental and GeoPetro as provided for in Article-5;

e)                     In fifth priority, to repay the Earning Obligation funds advanced by CNPC-HKI as provided for in Article-4;

f)                       In sixth priority, to repay any Development Loans advanced by CNPC-HKI as provided for in Article-6; and

g)                    Any remaining surplus cash thereafter shall become the “Distributable Cash”.

Article-14:    PARENT COMPANY GUARANTEE

14.1                        The Guarantor hereby unconditionally and irrevocably guarantees to Continental and to GeoPetro the due and punctual performance by CNPC-HKI of its obligations under this

Shareholders Agreement and undertakes to indemnify and keep indemnified Continental and GeoPetro, severally, against all losses, damages, costs and expenses of whatsoever nature which it may suffer or incur by reason of any default or unreasonable delay on the part of CNPC-HKI in the performance of the said obligations.

14.2                        If any of the obligations of CNPC-HKI that are the subject of the guarantee contained in this Article cease to be valid or enforceable (in whole or in part) on any ground whatsoever (including, but not limited to, any defect in or want of powers of the relevant party or irregular exercise thereof or any lack of authority on the part of any person purporting to act on behalf of the relevant party or any legal or other limitation, disability or incapacity, or any change in the constitution of, or any amalgamation or reconstruction of, or the liquidation receivership or insolvency of the relevant party) the Guarantor shall nevertheless be liable to Continental and GeoPetro, severally, in respect of the purported obligation or liability as if the same were fully valid and enforceable and the Guarantor was the principal obligor in respect thereof.

Article-15:    GENERAL

15.1          CONFIDENTIAL INFORMATION

For so long as this Shareholders Agreement is in full force and effect the Parties shall maintain confidential the content of this Shareholders Agreement except as provided for in Section-15.2. Also for so long as this Shareholders Agreement is in full force and effect the Parties shall maintain the confidentiality of the Evaluation Information as defined in, and as provided for in the Data Confidentiality Agreement (as defined in Article-1.1) and as otherwise required under Applicable Law and pursuant to the Bengara-II PSC and prevailing BPMigas regulations therefore.

15.2          CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

Each Shareholder acknowledges and agrees to be abided by the confidentiality obligations as may from time to time be required by BP Migas in respect of the information relating to the Bengara-II PSC and the Bengara-II Assets.

Any press release or filing required of a Party by securities regulatory authorities having jurisdiction with respect to the transaction contemplated in this Shareholders Agreement shall be made by each of the Parties exerting its best efforts to cooperate and coordinate with the other Parties such disclosure as to its form, nature and extent.

15.3          COMMUNICATIONS

All notices and other communications given in connection with this Shareholders Agreement shall be in writing, and the respective addresses of the Parties for the service of any such notices or other communications shall be as follows:

CNPCHK (INDONESIA) LIMITED  &  CNPC (HONG KONG) LIMITED

39th Floor, 118 Connaught Road West, Hong Kong

Attention:  President,  Fax No:  (852) 2868-1741

CONTINENTAL ENERGY CORPORATION

Suite 1200, 14001 Dallas Parkway, Dallas, Texas, 75240

Attention:  President,  Fax No:  (1-972) 934-6718

GEOPETRO RESOURCES COMPANY

Suite 700, One Maritime Plaza, San Francisco, California 94111

Attention:  President, Fax No:  (1-415) 398-9227

Unless there is evidence that it was received earlier, all notices and communications given in connection with this Shareholders Agreement shall be deemed to be sufficiently given if delivered by courier upon the date of signature of the courier’s delivery ticket. A Party may change its address for service by giving written notice thereof to the other Parties.

15.4          GOVERNING LAW

This Shareholders Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The courts of Hong Kong shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings (“Proceedings”), and to settle any disputes, which may arise out of or in connection with this Shareholders Agreement and, for such purposes, the parties hereto irrevocably submit to the jurisdiction of the courts of Hong Kong.

Each party irrevocably waives any objection which it might at any time have to the courts of Hong Kong being  nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that the courts of Hong Kong are not a convenient or appropriate forum.

15.5          TRANSACTION EXPENSES

Each party shall pay its own costs and expenses of and incidental to the negotiation, preparation, execution and implementation by it of this Shareholders Agreement and of all other documents referred to in it.

15.6          ASSIGNMENT, SUCCESSIONS IN INTEREST

This Shareholders Agreement and the provisions hereof shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. No Party may assign its rights or transfer all or any portion of its Shares Holding unless as provided for in this Shareholders Agreement and particularly as provided for in Article-9, Article-10, and Annex-A.

15.7          FURTHER ASSURANCES

Each of the Parties shall from time to time and at all times on and after the Closing Date, without further consideration, do and perform all such further acts and things, and execute and deliver all such further agreements, assurances, notices, releases and other documents and instruments, as may reasonably be required to more fully assure the performance of any Party of its obligations under this Shareholders Agreement and the carrying out of the intent and purpose of this Shareholders Agreement.

15.8          WAIVER

The failure to exercise or delay in exercising a right or remedy provided by this Shareholders Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Shareholders Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy. No waiver by any Party shall be effective unless in writing, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.

15.9          SEVERABILITY

If any provision of this Shareholders Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.10   RIGHTS CUMULATIVE

Each Party’s rights and remedies contained in this Shareholders Agreement are cumulative and not exclusive of rights or remedies provided by Applicable Law.

15.11   MUTUAL DRAFTING

This Shareholders Agreement is the joint product of the Parties and each provision hereof and thereof has been subject to the mutual consideration, negotiation and agreement of all of the Parties and shall not be construed for or against any Party.

15.12   TIME OF ESSENCE

Time shall be of the essence in this Shareholders Agreement.

15.13   COUNTERPARTS

This Shareholders Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument and have the same force and effect as if all of the Parties had executed the same instrument.

IN WITNESS WHEREOF the Parties have executed and delivered this Shareholders Agreement as of the date first above written.

The GUARANTOR	CNPCHK (Indonesia) Limited
CNPC (HONG KONG) Limited

Wang Mingcai	Wang Mingcai
Chairman	Director

GEOPETRO RESOURCES COMPANY	CONTINENTAL ENERGY
CORPORATION

S. J. Doshi	Richard L. McAdoo
President and CEO	President and CEO

Annex to the Continental-GeoPetro (Bengara-II) Ltd.

Shareholders Agreement September 2006

ANNEX-A

FORM OF DEED OF ADHERENCE

The following draft form of a Deed of Adherence required by permitted Shares Transfers in the form required as provided for in the Shareholders Agreement Article-9 and Article-10, forms this Annex-A as follows:

FORM OF DEED OF ADHERENCE

THIS DEED is made the         day of            20   by            of address              (the “New Shareholder”) and is supplemental to the Shareholders Agreement dated    September  2006  made between the CNPCHK (Indonesia) Limited, CNPC (Hong Kong) Limited, Continental Energy Corporation and GeoPetro Resources Company (such agreement as from time to time supplemented, varied and amended, the “Shareholders Agreement”).

WITNESSETH  as follows:

1. The New Shareholder confirms that it has been supplied with a copy of the Shareholders Agreement and of all supplements, variations and amendments thereto and hereby covenants with the CNPCHK (Indonesia) Limited, Continental Energy Corporation and GeoPetro Resources Company to observe, perform and be bound by all the terms and conditions of the Shareholders Agreement which are capable of applying to the New Shareholder to the intent and effect that the New Shareholder shall be deemed as and with effect from the date hereof to be a party to the Shareholders Agreement and to be a Shareholder (as defined in the Shareholders Agreement).

2. The address, telephone and facsimile number at which notices are to be served on the New Shareholder under the Shareholders Agreement and the person for whose attention notices are to be addressed are as follows: [•]

3. Words and expressions defined in the Shareholders Agreement shall have the same meaning in this Deed. This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto respectively submit to the non- exclusive jurisdiction of the Hong Kong courts.

IN WITNESS  whereof the New Shareholder has executed this Deed the day and year first above written.

THE COMMON SEAL of         was hereunto affixed      in the presence of                :

For and on behalf of the New Shareholder by  its duly authorized representatives undersigned.

(CEO/Director)

(Director/Secretary)

—oOo—

SCHEDULE-D

RESTATED MEMORANDUM & ARTICLES OF CGB2

The fully executed Restated Memorandum and Articles of CGB2 as signed by the Parties and dated upon the signature date of this Agreement forms this Schedule-D.

No.: 247888

British Virgin Islands

The BVI Business Companies Act, 2004

(No. 16 of 2004)

Memorandum of Association

and

Articles of Association

of

CONTINENTAL-GEOPETRO (BENGARA-II) LTD.

Incorporated the 9th day of September, 1997 Under the IBC Act (Cap. 291)

These Memorandum and Articles Amended and Restated

under the BVI BC Act 2004 on the 9th day of September 2006

Registered Agent Portcullis TrustNet (BVI) Limited Portcullis TrustNet Chambers, P.O. Box 3444 Road Town, Tortola, British Virgin Islands Telephone: (284) 494 5296 Fax: (284) 494 5283

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(No. 16 of 2004)

MEMORANDUM OF ASSOCIATION

OF

Continental-GeoPetro (Bengara-II) Ltd.

NAME

1.                                      The name of the Company is Continental-GeoPetro (Bengara-II) Ltd.

TYPE OF COMPANY

2.                                      The Company is a company limited by shares.

REGISTERED OFFICE

3.                                      The Registered Office of the Company is the offices of Portcullis TrustNet (BVI) Limited, Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, the office of the Registered Agent.

REGISTERED AGENT

4.                                      The Registered Agent of the Company is Portcullis TrustNet (BVI) Limited of Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola,  British Virgin Islands.

ISSUED SHARES

5.                                      The Company is authorized to issue no more than 50,000 shares.

CLASSES, NUMBER AND PAR VALUE OF SHARES

6.                                      The shares issued by the Company shall be made up of one class and one series of shares divided into 50,000 common shares, each share having One US Dollar (US$ 1.00) par value.

FRACTIONAL SHARES

7.                                      The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO SHARES

8.                                      All shares shall have;

(a)          the right to one vote at a meeting of the Members of the Company or on any resolution of Members;

(b)         the right to an equal share in any distribution by way of dividend paid by the Company; and

(c)          the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

VARIATION OF CLASS RIGHTS

9.                                      If at any time the issued shares are divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10.                                The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

CAPACITY AND POWERS

11.                                Subject to the Act, any other British Virgin Islands legislation and paragraph 12 below the Company has, irrespective of corporate benefit:

(a)          full capacity to carry on or undertake any business or activity, do any act or enter into any transaction;

(b)         for the purposes of paragraph (a), full rights, powers and privileges; and

(c)          full powers to issue shares with pre-emptive rights, subject to the Articles.

LIMITATIONS ON THE COMPANY’S BUSINESS

12.                                For the purposes of section 9(4)  of the Act the Company may not;

(a)          carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

(b)         carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under the Insurance Act 1994;

(c)          carry on business of company management, unless it is licensed under the Company Management Act, 1990;

(d)         carry on the business of providing the registered office or the Registered Agent for companies incorporated in the British Virgin Islands;

(e)          carry on the business as a mutual fund, manager of mutual funds or administrator of mutual funds unless it is recognized or licensed as the case may be under the Mutual Funds Act 1996; or

(f)            carry on any other business that gives rise to a licensing requirement under any law for the time being in force in the British Virgin Islands unless it is licensed, regulated, recognized or otherwise approved pursuant to such law.

13.                                The Company is established for the purposes of owning and operating the Bengara-II production sharing contract signed by the Company with Pertamina, the state oil company of the Republic of Indonesia on 4 December 1997 and the Company may not engage in any business not directly or indirectly pertaining thereto unless by express written Consent Resolution of the Members.

14.                                The Members of the Company may from time to time enter into separate written Shareholders Agreements containing terms, conditions and provisions governing the relationships of the Members to one another in addition to those provided for in this Memorandum and in the Articles.

REGISTERED SHARES AND PROHIBITION ON ISSUE OF BEARER SHARES

15.                                Shares in the Company may only be issued as registered shares. The issue of shares to bearer is prohibited.

PROHIBITION ON EXCHANGE AND CONVERSION OF REGISTERED SHARES TO BEARER SHARES

16.                                The exchange or conversion of registered shares to bearer shares is prohibited.

TRANSFER OF REGISTERED SHARES

17.                                Subject to the provisions of the Articles the Company may upon receipt of an instrument of transfer enter the name of the transferee in the register of Members subject to the prior or simultaneous approval of the Company as evidenced by a Special Resolution of Members provided that no Member may unreasonably withhold such approval.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

18.                                The Company may amend its Memorandum or its Articles only by a Consent Resolution of Members.

DEFINITIONS

19.                                The meanings of words in this Memorandum are as defined in the Articles.

---

Whereas: An original memorandum of association of the Company dated the 9th day of September 1997 was made to incorporate the Company as Number 247888 in the name Apex (Bengara-II) Ltd. under the International Business Corporations Act (Cap.291) of the British Virgin Islands.

Whereas: Apex (Bengara-II) Ltd. changed its name to Continental-Wisdom-GeoPetro (Bengara-II) Ltd. on 5 June 2003. Continental-Wisdom-GeoPetro (Bengara-II) Ltd. changed its name to Continental-GeoPetro (Bengara-II) Ltd. on 17 December 2003.

We, the undersigned Member shareholders of the Company, owning and representing 100% of the Company’s authorized, issued and fully paid up share capital, hereby sign this amended, replacement Memorandum of Association the    th day of September, 2006 and indicate our unanimous consent that from said date this Memorandum of Association amends, replaces and supersedes all others; for the purposes of governing the Company in accordance with the Members’ wishes and also for the purposes of conforming the Company’s Memorandum of Association to the BVI Business Corporations Act, 2004 (Act 16 of 2004).

On Behalf of Member	On Behalf of Member	On Behalf of Member
CNPCHK (Indonesia) Limited	Continental Energy Corporation	GeoPetro Resources Company
Shareholder and owner of 35,000 common shares of the Company representing 70% of the Company’s share capital	Shareholder and owner of 9,000 common shares of the Company representing 18% of the Company’s share capital	Shareholder and owner of 6,000 common shares of the Company representing 12% of the Company’s share capital

by its Director Mr. Wang Mingcai	by its President & CEO Mr. Richard L. McAdoo	by its President & CEO Mr. S.J. Doshi

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(No. 16 of 2004)

ARTICLES OF ASSOCIATION

OF

Continental-GeoPetro (Bengara-II) Ltd.

PRELIMINARY

1.                   In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning

Act	the BVI Business Companies Act 2004 (No 16 of 2004) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

Articles	these Articles of Association as originally framed or as from time to time amended.

distribution	in relation to a distribution by a company to a Member, means

(a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of the Member or

(b) the incurring of a debt to or for the benefit of a Member,

in relation to shares held by a Member, and whether by means of a purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend.

Consent Resolution of Members

A Consent Resolution of Members is any resolution approved by the affirmative unanimous vote of one hundred percent (100%) of the shares of the Company at a meeting where all duly registered Members entitled to vote under the Shareholders Agreement are represented and present or by a resolution consented to in writing by all duly registered Members.

Consent Resolution of Directors

A Consent Resolution of Directors is any resolution approved by the affirmative unanimous vote of one hundred percent (100%) of the duly elected or appointed Directors at a duly convened and constituted meeting of the Board or by a resolution consented to in writing by all of the duly elected or appointed Directors.

Member	in relation to the Company, means a person whose name is entered in the register of Members as the holder of one or more shares, or fractional shares, in the Company.

Memorandum	the Memorandum of Association of the Company as originally framed or as from time to time amended.

person	An individual, a corporation, a trust, trustee, the estate of a deceased individual, a partnership or an unincorporated association of persons.

Ordinary Resolution of Directors

An Ordinary Resolution of Directors is any resolution approved at a duly convened and constituted meeting of the Board of Directors of the Company by the affirmative vote of an absolute majority in excess of fifty percent (50%) of the Directors who are entitled to vote under the Shareholders Agreement and did not abstain; or a resolution consented to in writing by all duly elected or appointed Directors. Unless otherwise provided for in these Articles or in any Shareholders Agreement in effect an Ordinary Resolution of Directors shall prevail in decisions of the Board of Directors.

Ordinary Resolution of Members

An Ordinary Resolution of Members is any resolution approved at a duly convened and constituted meeting of the Members of the Company or by a resolution consented to in writing by the affirmative vote of an absolute majority of in excess of fifty percent (50%) of the votes of the authorized, issued and outstanding shares of the Company that are entitled to vote under the Shareholders Agreement.

Seal	Any Seal which has been duly adopted as the common seal of the Company.

securities	shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

solvency test	a company satisfies the solvency test if; the value of the company’s assets exceeds its liabilities, and the company is able to pay its debts as they fall due.

Shareholders Agreement

A separate written agreement amongst all the Members of the Company, which from time to time may be entered into by the Members to provide certain additional terms, conditions and or procedures for governing the Company and the relationships of the Members.

Special Resolution of Members

A Special Resolution of Members is any resolution approved at a duly convened and constituted meeting of the Members of the Company or by a resolution consented to in writing by the affirmative vote of a majority of in excess of seventy five percent (75%) of the votes of the authorized, issued and outstanding shares of the Company that are entitled to vote under the Shareholders Agreement.

treasury shares	shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2.                   “Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of  reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3.                   Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4.                   Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5.                   A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by Members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6.                   A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

7.                   Every Member holding registered shares in the Company shall be entitled to a certificate signed by a Director or Officer of the Company or such other person who may be authorized from time to time by Ordinary Resolution of Directors or under the Seal, with or without the signature of any Director of the Company, specifying the share or shares held by him and the signature of the Director or Officer or person so authorized and the Seal may be facsimiles.

8.                   Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by an Ordinary Resolution of Directors.

9.                   If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any distribution payable in respect of such shares.

SHARES AND ISSUED SHARES

10.             Subject to the provisions of these Articles, the Members of the Company may, by Consent Resolution of the Members without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares; offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by Consent Resolution of the Members determine. In such case the Company shall not issue more shares than the maximum number provided for in the Memorandum.

11.             The Company may issue fully paid, partly paid or nil paid shares as well as bonus shares. A partly paid or nil paid share or a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

12.             Shares in the Company may be issued for consideration in any form, including money, a promissory note or other obligation to contribute money or property, real property, personal property (including goodwill and know-how) services rendered or a contract for future services  and the amount of such consideration shall be determined by Consent Resolution of the Members, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the Consent Resolution of the Members as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved.

13.             Before issuing shares for a consideration other than money, the Directors shall pass a resolution stating;

(a)          the amount to be credited for the issue of the shares;

(b)         their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)          that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the shares.

14.             A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

15.             Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Consent Resolution of the Members determine.

16.             Subject to these Articles, the Company may purchase, redeem or otherwise acquire and hold its own shares save that the Company may not purchase, redeem or otherwise acquire its own shares without the consent of the Member whose shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the shares without their consent.

17.             No purchase, redemption or other acquisition of shares shall be made unless the Directors determine by resolution of the Directors that immediately after the purchase, redemption or other acquisition the value of the  Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.             Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

19.             A determination by the Directors under Article 17 is not required;

(a)          the Company redeems a share or shares pursuant to  a  right  of  a Member to have his shares redeemed or to have his shares exchanged for money or other property of the Company; or

(b)         by virtue of the provisions of Section 179 of the Act.

20.             Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 17 may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

21.             Shares in the Company shall only be held as treasury shares where the Directors of the Company resolve as such and the number of shares acquired, when aggregated with shares of the same class already held by the Company as treasury shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled. All rights and obligations attaching to a treasury share are suspended and shall not be exercised by or against the Company while it holds the share as a treasury share. Treasury shares may be reissued by the Company as new shares.

22.             The Company shall keep a register of Members containing;

(a)          the names and addresses of the persons who hold registered shares in the Company;

(b)         the number of each class and series of registered shares held by each Member;

(c)          the date on which the name of each Member was entered in the register of Members;

(d)         the date on which any person ceased to be a Member; and

(e)          such other information as may be prescribed pursuant to the Act.

23.             The register of Members may be in any such form as the Directors may approve but if it is in magnetic, electronic or other data storage form, the company must be able to produce legible evidence of its contents.

24.             The original or a copy of the register of Members shall be kept at the registered office of the Company or at the office of the Registered Agent of the Company.

25.             A share is deemed to be issued when the name of the Member is entered in the register of Members.

MORTGAGES AND CHARGES OF REGISTERED SHARES

26.             Members may mortgage or charge their registered shares in the Company with such mortgage or charge being evidenced in writing and signed by, or with the authority of the registered holder of a registered share to which the mortgage or charge relates. The Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

27.             In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

(a)          a statement that the shares are mortgaged or charged;

(b)         the name of the mortgagee or chargee; and

(c)          the date on which the aforesaid particulars are entered in the share register.

28.             Where particulars of a mortgage or charge are entered in the register of Members, such particulars shall be cancelled

(a)          with the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

(b)         upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

29.             Whilst particulars of a mortgage or charge over registered shares are entered in the register of Members pursuant to the preceding articles no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

FORFEITURE

30.             When shares not fully paid on issue or issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

31.             Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the Member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

32.             The written notice specifying a date for payment shall

(a)          name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

(b)         contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

33.             Where a written notice has been issued and the requirements of the notice have not been complied with within the prescribed time, the Directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

34.             The Company is under no obligation to refund any moneys to the Member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the Member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

LIEN

35.             The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a Member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding  that  the  same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company’s lien on a share shall extend to all distributions payable thereon. The Directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

36.             In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the Directors may by Consent Resolution of Directors determine, any share on which the Company has a  lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

37.             The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

38.             Registered shares in the Company are transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall be signed by the transferee if registration as a holder of the share shall impose a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration. The instrument of transfer shall include provisions obliging any transferee to become party to any Shareholder Agreement in effect at the time of transfer.

39.             The transfer of a registered share is effective when the name of the transferee is entered on the register of Members.

40.             If the Directors of the Company are satisfied that an instrument of transfer relating to shares has been signed but that the instrument has been lost or destroyed, they may resolve;

(a)          to accept such evidence of the transfer of the shares as they consider appropriate; and

(b)         that the transferee’s name should be entered in the register of Members notwithstanding the absence of the instrument of transfer.

41.             The Company must on the receipt of an instrument of transfer from the transferor or transferee of a registered share in the Company enter the name of the transferee of the share in the register of Members and in the register of shares transfers without delay.

TRANSMISSION OF SHARES

42.             The personal representative of a deceased Member may transfer a share even though the personal representative is not a Member at the time of the transfer.

43.             The personal representative, executor or administrator of a deceased Member, the guardian of an incompetent Member or the trustee of a bankrupt Member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a Member of the Company until they have proceeded as set forth in the next following three Articles.

44.             The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased Member or of the appointment of a guardian of an incompetent Member or the trustee of a bankrupt Member shall be accepted by the Company even if the deceased, incompetent or bankrupt Member is domiciled outside the  British  Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the Directors may obtain appropriate legal advice. The Directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

45.             The Company may enter in the register of Members the name of any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy upon such evidence being produced as may reasonably be required by the Directors.

46.             Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

47.             What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORISED AND UNISSUED SHARES

48.             Only by Consent Resolution of the Members, the Company may amend the Memorandum to increase the maximum number of shares the Company is authorized to issue and may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

49.             Only by Consent Resolution of the Members, the Company may amend the Memorandum to

(a)          divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)         combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

provided, however, that;

(i)           where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares on issue that have a par value must be equal to the aggregate par value of the original issued shares that had a par value prior to the division or combination under (a) or (b) of this Article; and

(ii)        the Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorized to issue by its Memorandum to be exceeded.

MEETINGS AND CONSENTS OF MEMBERS

50.             The Directors of the Company may convene meetings of the Members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider necessary or desirable.

51.             Upon the written request of Members holding ten percent (10%) or more of the outstanding voting shares in the Company the Directors shall convene a meeting of Members.

52.             The Directors shall give not less than 7 days notice of meetings of Members to those persons whose names on the date the notice is given appear as Members in the share register of the Company and are entitled to vote at the meeting.

53.             The Directors may fix the date notice is given of a meeting of Members as the record date for determining those shares that are entitled to vote at the meeting.

54.             A meeting of Members may be called on short notice:

(a)          if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)         if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

55.             Failure of the Directors to give notice of a meeting to a Member invalidates a meeting of Members.

56.             A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

57.             The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

58.             An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

(Name of Company)

I/We        being a Member of the above Company with        shares HEREBY APPOINT     of     or failing him,      of     to be my/our proxy to vote for me/us at the meeting of Members to be held on the     day of     and at any adjournment thereof. (Any restrictions on voting to be inserted here.) Signed this         day of     .

                              (Member)

59.             The following shall apply in respect of joint ownership of shares:

(a)          if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)         if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

(c)          if two or more of the joint owners are present in person or by proxy they must vote as one.

60.             A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

61.             A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than seventy five percent (75%) of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of Members.

62.             If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than fifty percent (50%) of the votes of the  shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

63.             At every meeting of Members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the Members present shall choose some one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair.

64.             The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

65.             At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

66.             Any person other than an individual shall be regarded as one Member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such Member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member.

67.             Any person other than an individual which is a Member of the Company may by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual Member of the Company.

68.             The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

69.             Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

70.             An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, provided the said Consent Resolution of Members is adopted by the unanimous written consent of all Members. Consent Resolutions shall satisfy the requirements of a Special Resolution of Members as provided for in these Articles and the Memorandum. The Consent Resolution may be in the form of counterparts, each counterpart being signed by one or more Members.

DIRECTORS

71.             The Directors of the Company shall be elected or appointed in accordance with the provisions hereof. A person shall not be appointed as a Director unless he has consented in writing to be a Director and is qualified to act as a Director under the Act.

72.             The number of Directors of the Company shall be not less than three (3) and not more than five (5) as further provided for in the Shareholders Agreement.

73.             Each Director shall hold office for the term fixed by the Member who appointed such Director as provided for in article-72; or until his earlier death, resignation or removal.

74.             Directors shall not be entitled to nominate a reserve Director.

75.             A Director may be removed from office, with or without cause, by the Member who appointed such Director as provided for in article-72.

76.             A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

77.             A Director of the Company shall resign forthwith if he is, or becomes, disqualified to act as a Director under the Act.

78.             The Members may at any time, in accordance with the provisions of article-72, appoint any person to replace a Director or to fill a vacancy. There is a vacancy if a Director dies, resigns or otherwise ceases to hold office as a Director prior to the expiration of his term of office. The Directors may not appoint a Director to fill a vacancy.

79.             The Company shall keep a register of Directors containing:

(a)          the names and addresses of the persons who are Directors of the Company;

(b)         the date on which each person whose name is entered in the register was appointed as a Director of the Company;

(c)          the date on which each person named as a Director ceased to be a Director of the Company; and

(d)         such other information as may be prescribed pursuant to the Act.

80.             The original or a copy of any register of Directors shall be kept at the office of the Registered Agent of the Company.

81.             The register of Directors may be in any such form as the Directors may approve but if it is in magnetic, electronic or other data storage form, the Company and the Registered Agent of the Company must be able to produce legible evidence of its contents.

82.             The Members may at any time by Consent Resolution of Members made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

83.             A Director shall not require a share qualification and may be an individual or a company.

POWERS OF DIRECTORS

84.             The business and affairs of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not by the Act or by the Memorandum or by these Articles or by any Shareholders Agreement in effect; required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a Special Resolution of Members; provided that no such requirement shall invalidate any prior act of the Directors which would have been valid if such requirement had not been made. Notwithstanding anything in Section 175 of the Act the Directors shall NOT have the power to sell, transfer, lease, exchange or otherwise dispose of more than fifty percent (50%) of the assets of the Company without first obtaining the consent of the Members by Special Resolution of Members of the Company.

85.             If a Director is appointed by a corporate Member in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect, then such Director may, and in some cases may be obliged, when exercising powers or performing duties as a Director to act in a manner which he believes is in the best interests of the corporate Member appointing him even though it may not be in the best interests of the Company. Any Director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

86.             The Directors may, by an Ordinary Resolution of Directors made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect, appoint any person, including a person who is a Director, to be an Officer or Agent of the Company.

87.             Every Officer or Agent of the Company has such powers and authority of the Directors, only as and strictly limited to those conferred upon him in the Ordinary Resolution of Directors appointing the Officer or Agent.

88.             Save as specifically required to be approved by way of Special Resolution or Consent Resolution of Directors in the Memorandum, these Articles, or any Shareholders Agreement in effect, the Directors may, by Ordinary Resolution of Directors, exercise all the powers of the Company.

89.             No Director, nor any committee of Directors, nor the Board of Directors has any power or authority with respect to the following without the prior, express, written Consent Resolution of the Members;

(a)          to amend the memorandum or articles;

(b)         to amend any shareholder agreements;

(c)          to amend, terminate or relinquish the Bengara-II production sharing contract including an assignment of interest thereof;

(d)         to open or close the Earn-In Obligation Joint Account at HSBC Hong Kong Branch account number 808-215644-838 established as provided for in the Shareholders Agreement;

(e)          to change the operating instructions and authorized signers on the Earn-In Obligation Joint Account at HSBC Hong Kong Branch account number 808-215644-838 established except as provided for in the Shareholders Agreement;

(f)            to approve a plan of merger, consolidation or arrangement;

(g)         to authorize the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands; and

(h)         to delegate any of the aforesaid power and authority to Officers or Agents.

90.             The Directors may, by Ordinary Resolution of Directors made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect, exercise all the powers of the Company, whether to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party or otherwise.

91.             Except as provided for in articles 89.d and 89.e above, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to  the  Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Ordinary Resolution of Directors made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect.

92.             The Company shall keep a register of all relevant charges created by the Company showing:

(a)          if the charge is a charge created by the Company, the date of its creation or if the charge is existing on property acquired by the Company, the date on which the property was acquired;

(b)         a short description of the liability secured by the charge;

(c)          a short description of the property charged;

(d)         the name and address of the trustee for the security, or if there is no such trustee the name and address of the chargee;

(e)          unless the charge is a security to bearer, the name and address of the holder of the charge;

(f)            details of any prohibition or restriction , if any, contained in the instrument creating the charge on the power of the company to create any future charge ranking in priority to or equally with the charge; and

(g)         such other information as may be prescribed pursuant to the Act; and

the original or a copy of the register of charges shall be kept at the registered office of the Company or at the office of the Registered Agent of the Company.

93.             Each Director shall be obliged to familiarize himself with the special terms and conditions of any Shareholders Agreement which may be from time to time entered into by the Members. Each Director shall also be obliged to act in his capacity as a Director in compliance with the terms, procedures and conditions imposed on actions of Company Directors in accordance with the provisions therefore of any Shareholders Agreement in effect.

PROCEEDINGS OF DIRECTORS

94.             The Directors of the Company may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable. Any one or more Directors may convene a meeting of Directors.

95.             A Director shall be deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

96.             A Director shall be given not less than 3 days notice of meetings of Directors, but a meeting of Directors held without 3 days notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a Director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a Director invalidates the meeting.

97.             A Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director.

98.             A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person, or by alternate, a quorum of not less than two (2) directors as further provided for in the Shareholders Agreement.

99.             If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

100.       At every meeting of the Directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the Directors present shall choose some one of their number to be chairman of the meeting.

101.       An action that may be taken by the Board of Directors at a meeting may also be taken by a resolution consented to in writing or by email, telex, telegram, cable, facsimile or other written electronic communication by all Directors on the Board, without the need for any notice, provided the said resolution is adopted by the unanimous written consent of all the Directors on the Board. Written Consent Resolutions shall satisfy the requirements of a Consent Resolution of Directors as provided for in these Articles and the Memorandum. The Consent Resolution may be in the form of counterparts, each counterpart being signed by one or more Directors.

102.       The Directors shall cause permanent records to be kept of minutes of all meetings of the Board of Directors, the Members, and committees; and copies of all resolutions consented to by Directors and by Members.

103.       The resolutions, records and minutes referred to in the preceding Article shall be kept at the registered office of the Company, its principal place of business or at such other place as the Directors determine.

104.       The Directors may, by Ordinary Resolution of Directors, designate one or more committees to advise the Board of Directors, each such committee may consist of one or more Directors, Officers or Members.

105.       Any committee established by the Board of Directors shall not have any of the powers or authority of a Director of the Board of Directors and shall have power and authority only to investigate and advise the Board of Directors on specific issues for which the committee was established.

106.       The Directors have no power to delegate any of the powers of a Director or of the Board of Directors to a committee of Directors.

107.       The meetings and proceedings of each committee established by the Directors shall be recorded in minutes which shall be provided to the Board of Directors for the Company’s records.

OFFICERS

108.       The Company may by Ordinary Resolution of Directors made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect, appoint Officers of the Company at such times as shall be considered necessary or expedient. Such Officers shall consist of a Chairman, a CEO (Chief Executive Officer), a COO (Chief Operating Officer), a CXO (Chief Exploration Officer), a CFO (Chief Financial Officer), a Secretary and such other Officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

109.       The Officers shall perform such duties as shall be prescribed at the time of their appointment as provided for in article-86, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman to preside at meetings of Directors and Members, the CEO to manage the day to day affairs of the Company, the COO to act in order of seniority in the absence of the Chairman but otherwise to perform such duties as may be delegated to them by the CEO or by the Board of Directors, the Secretary to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the CFO to be responsible for the financial affairs of the Company.

110.       The emoluments of all Officers shall be fixed by Ordinary Resolution of Directors made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect.

111.       The Officers of the Company shall hold office until their successors are duly elected and qualified, but any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by Ordinary Resolution of Directors made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect. Any vacancy occurring in any office of the Company may be filled by Ordinary Resolution of Directors made in accordance with the provisions therefore, if any, of any Shareholder Agreement in effect.

CONFLICT OF INTERESTS

112.       A Director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors of the Company.

113.       A Director of the Company is not required to comply with Article 112 if;

(a)          the transaction or proposed transaction is between the Director and the Company; and

(b)         the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

114.       For the purposes of Article 112 a disclosure to all other Directors to the effect that a Director is a Member, Director or Officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

115.       A Director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)          not vote on a matter relating to the transaction;

(b)         attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)          not sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

INDEMNIFICATION

116.       Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or  investigative proceedings any person who;

(a)          is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, an Officer or a liquidator of the Company; or

(b)         is or was, at the request of the Company, serving as a Director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

117.       The Company may only indemnify a person if the person acted honestly and in good faith in what he believed to be in the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

118.       For the purposes of the preceding Article, a Director acts in the best interests of the Company if he acts in the best interests of;

(a)          the Company’s holding company; or

(b)         a shareholder or shareholders of the Company;

in either case, in the circumstances specified in Article 85.

119.       The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

120.       The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

121.       Expenses, including legal fees, incurred by a Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company in accordance with these Articles.

122.       Expenses, including legal fees, incurred by a former Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company in accordance with these Articles.

123.       The indemnification and advancement of expenses provided by, or granted pursuant to, these Articles is not exclusive of any other rights to which the person seeking indemnification of advancement of expenses may be entitled under any agreement, resolution of Members, resolution of disinterested Directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a Director of the Company.

124.       If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

125.       The Company may purchase and maintain insurance in relation to any person who is or was a Director, an Officer or a liquidator of the Company, or who at the request of the Company is or was serving as a Director, an Officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a  partnership, joint  venture, trust or other enterprise, against any liability  asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

SEAL

126.       The Company shall have a Seal and may have more than one Seal. References herein to the Seal shall be references to every Seal which shall have been duly adopted by Ordinary Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the office of the Registered Agent of the Company. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument, shall be witnessed and attested to by the signature of a Director or any other person so authorized from time to time by Ordinary Resolution of Directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DISTRIBUTIONS

127.       The Directors of the Company may  by Ordinary Resolution authorize a distribution by the Company at any time and of any amount and to any Members they think fit if they are satisfied on reasonable grounds that immediately after the distribution;

(a)          the value of the Company’s assets will exceed its liabilities, and

(b)         the Company will be able to pay its debts as they fall due.

128.       A resolution of the Directors passed under the preceding Article shall contain a statement that, in the opinion of the Directors, immediately after the distribution the value of the Company’s assets will exceed its liabilities, and the Company will be able to pay its debts as they fall due.

129.       If, after a distribution is authorized and before it is made, the Directors cease to be satisfied on reasonable grounds that the Company will, immediately after the distribution satisfy the solvency test, any distribution made by the Company is deemed not to have been authorized.

130.       If, by virtue of the preceding Article, a distribution is deemed not to have been authorized, a Director who;

(a)          ceased, after authorization but before the making of the distribution, to be satisfied on reasonable grounds for believing that the company would satisfy the solvency test immediately after the distribution is made; and

(b)         failed to take reasonable steps to prevent the distribution being made;

is personally liable to the company to repay to the company so much of the distribution as is not able to be recovered from Members.

131.       A distribution made to a Member at a time when the company did not, immediately after the distribution, satisfy the solvency test may be recovered by the company from the Member unless;

(a)          the Member received the distribution in good faith and without knowledge of the company’s failure to satisfy the solvency test;

(b)         the Member has altered his position in reliance on the validity of the distribution; and

(c)          it would be unfair to require repayment in full or at all.

DISTRIBUTIONS BY WAY OF DIVIDEND

132.       The Company may by a Ordinary Resolution of Directors declare a distribution by way of dividend and pay such distribution in money, shares or other property. In the event that distributions by way of dividend are paid in specie the Directors shall have responsibility for establishing and recording in the Ordinary Resolution of Directors authorizing the distribution by way of dividend, a fair and proper value for the assets to be so distributed.

133.       The Directors may from time to time pay to the Members such interim distributions by way of dividend as appear to the Directors to be justified by the profits of the Company.

134.       The Directors may, before declaring any distribution by way of dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

135.       Notice of any distribution by way of dividend that may have been declared shall be given to each Member in the manner hereinafter mentioned and all distributions by way of dividend unclaimed for 3 years after having been declared may be forfeited by Ordinary Resolution of Directors for the benefit of the Company.

136.       No distribution by way of dividend shall bear interest as against the Company and no distribution by way of dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing Directors.

137.       A share issued as a distribution by way of dividend by the Company shall be treated for all purposes as having been issued for money equal to the value determined by resolution of the Directors. In the absence of fraud the decision of the Directors as to the value of the share is conclusive unless a question of law is involved.

138.       A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a distribution by way of dividend of shares.

ACCOUNTS AND AUDIT

139.       The Directors shall prepare, not less than quarterly, a profit and loss account and a balance sheet and distribute them to all Members. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

140.       The accounts of the Company shall be examined by internationally recognized auditors not less than annually.

141.       Auditors shall be appointed by a Ordinary Resolution of Members.

142.       The auditors may not be Members of the Company and no Director or other Officer shall be eligible to be an auditor of the Company during his continuance in office.

143.       The remuneration of the auditors of the Company shall be fixed as determined by Ordinary Resolution of Directors.

144.       The auditors shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not

(a)          in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b)         all the information and explanations required by the auditors have been obtained.

145.       The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be served on the Members.

146.       Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and Officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

147.       The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

148.       Any notice, information or written statement to be given by the Company to Members may be served in any way by which it can reasonably be expected to reach each Member or by mail addressed to each Member at the address shown in the share register.

149.       Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the Registered Agent of the Company.

150.       Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the Registered Agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the Registered Agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

151.       The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or Officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other  company as aforesaid. Subject always to the proposal being approved by Special Resolution of Members, a Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

VOLUNTARY WINDING UP AND DISSOLUTION

152.       The Company may voluntarily commence to wind up and dissolve by a Consent Resolution of Members.

CONTINUATION

153.       The Company may by a Consent Resolution of Members continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

ARBITRATION

154.       Whenever any difference arises between the Company on the one hand and any of the Members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

155.       If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

---

Whereas: An original articles of association of the Company dated the 9th day of September 1997 was made to incorporate the Company as Number 247888 in the name Apex (Bengara-II) Ltd. under the International Business Corporations Act (Cap.291) of the British Virgin Islands.

Whereas: Apex (Bengara-II) Ltd. changed its name to Continental-Wisdom-GeoPetro (Bengara-II) Ltd. on 5 June 2003. Continental-Wisdom-GeoPetro (Bengara-II) Ltd. changed its name to Continental-GeoPetro (Bengara-II) Ltd. on 17 December 2003.

We, the undersigned Member shareholders of the Company, owning and representing 100% of the Company’s authorized, issued and fully paid up share capital, hereby sign this amended, replacement Articles of Association the    th day of September, 2006 and indicate our unanimous consent that from said date this Articles of Association amends, replaces and supersedes all others; for the purposes of governing the Company in accordance with the Members’ wishes and also for the purposes of conforming the Company’s Articles of Association to the BVI Business Corporations Act, 2004 (Act 16 of 2004).

On Behalf of Member	On Behalf of Member	On Behalf of Member
CNPCHK (Indonesia) Limited	Continental Energy Corporation	GeoPetro Resources Company
Shareholder and owner of 35,000 common shares of the Company representing 70% of the Company’s share capital	Shareholder and owner of 9,000 common shares of the Company representing 18% of the Company’s share capital	Shareholder and owner of 6,000 common shares of the Company representing 12% of the Company’s share capital

by its Director Mr. Li Hualin	by its President & CEO Mr. Richard L. McAdoo	by its President & CEO Mr. S.J. Doshi

SCHEDULE-E

COMPLETION RESOLUTIONS

The fully executed and completed original resolutions of members and Directors required to Close and complete the transactions contemplated in this Agreement forms this Schedule-E and include:

1.               Completion Resolutions-1: Unanimous consent resolutions of the Directors of CGB2, dated even date with this Agreement, recognizing, confirming, ratifying and implementing Sellers’ Closing deliverables and matters (where applicable) set out in Sections 4.2.a, 4.2.d, 4.2.e, 4.2.f, and 4.2.g. and Buyer’s Closing deliverables and matters (where applicable) set out in Sections 4.3.a and 4.3.g.

2.               Completion Resolutions-2: Unanimous consent resolutions of the Members of CGB2, dated even date with this Agreement, recognizing, confirming, ratifying and implementing Sellers’ Closing deliverables and matters (where applicable) set out in Sections 4.2.b and 4.2.c and Buyer’s Closing deliverables and matters (where applicable) set out in Sections 4.3.b and 4.3.c.

3.               Completion Resolutions-3: Unanimous consent resolutions of the Members of CGB2, dated even date with this Agreement, recognizing, confirming, ratifying and implementing Sellers’ Closing deliverables and matters (where applicable) set out in Sections-4.2.h and Buyer’s Closing deliverables and matters (where applicable) set out in Section-4.3.f.

4.               Completion Resolutions-4: Intentionally leave blank.

5.               Completion Resolutions-5: Unanimous consent resolutions of the Directors of CGB2, dated even date with this Agreement, ratifying and implementing the post Closing filing and registration of the Restated Memorandum and Articles and the Shareholders Agreement with the British Virgin Islands Companies Registrar and Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent.

6.               Completion Resolutions-6: Unanimous consent resolutions of the Directors of CGB2, dated even date with this Agreement, appointing first Officers and first employees of the Company in accordance with the provisions of this Agreement and with those of the Shareholders Agreement and Buyer’s Closing deliverables and matters (where applicable) set out in Sections 4.3.g.

Continental-GeoPetro (Bengara-Il) Ltd.
BVI IBC Company 247888 c/o Portcullis TrustNet Chambers
4th Floor, Ellen Skelton Building, 3076 Drake’s Highway
Road Town, Tortola, British Virgin Islands The “Company”

UNANIMOUS CONSENT RESOLUTIONS OF THE DIRECTORS

SPA Closing Completion Resolutions #1

Shares Transfers, New Secretary, Terminate Old JOA, Director Resigns

These unanimous Consent Resolutions of the Directors are hereby unanimously consented to and adopted in writing by the undersigned, being all the directors of the Company as of the date last below written. These resolutions may be signed by the directors in any number of counterparts and may be delivered by facsimile to the Secretary, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document and notwithstanding the date of execution shall be deemed to bear the date as last set forth below.

IT WAS NOTED THAT THE COMPANY HAS RECEIVED THE FOLLOWING, A COPY OF EACH OF WHICH IS ATTACHED TO AND MADE A PART OF THIS RESOLUTION:

a.               A copy of a duly executed Shares Purchase and Sales Agreement dated the same date as these resolutions amongst CNPC (Hong Kong) Limited, CNPCHK (Indonesia) Limited, Continental Energy Corporation, and GeoPetro Resources Company involving sale of Company shares by Continental and by GeoPetro to CNPCHK (Indonesia) Limited which is hereinafter referred to as the “Shares Purchase Agreement”.

b.              A copy of a duly executed shares transfer authorization dated the same date as these resolutions by Continental Energy Corporation as “Transferor” and CNPCHK (Indonesia) Limited as “Transferee” in the amount of 21,000 common shares of the Company which is hereinafter referred to as the “Continental Transfer Authorization”.

c.               A copy of a duly executed shares transfer authorization dated the same date as these resolutions by GeoPetro Resources Company as “Transferor” and CNPCHK (Indonesia) Limited as “Transferee” in the amount of 14,000 common shares of the Company which is hereinafter referred to as the “GeoPetro Transfer Authorization”.

d.              A copy of a duly executed agreement dated the same date as these resolutions amongst Continental Energy Corporation, the Company and GeoPetro Resources Company terminating in its entirety the joint operating agreement amongst them dated 1 January 2000, which is hereinafter referred to as the “JOA Termination Agreement”.

e.               A consent to serve as Company Secretary dated the same date as these resolutions had been received from Mr. Lau Hak Woon Patrick.

f.                 The resignation of Director of the Company Mr. Suresh J. Doshi dated the same date as these resolutions.

NOW THEREFORE IT WAS RESOLVED THAT: the Directors do hereby unanimously pass the following resolutions:

1.               Mr. Lau Hak Woon Patrick be and is hereby appointed as the Secretary of the Company with effect from the close of meeting.

2.               On behalf of the Company the Directors hereby recognize and confirm the Shares Purchase Agreement amongst CNPC (Hong Kong) Ltd., CNPCHK (Indonesia) Limited, Continental Energy Corporation, and GeoPetro Resources Company involving sale of Company shares by Continental and by GeoPetro to CNPCHK (Indonesia) Limited.

3.               The Continental Transfer Authorization is hereby recognized and approved and the Secretary is instructed and authorized, in accordance with the instructions of the Continental Transfer Authorization to cancel old share certificates held by Continental as Transferor and issue new share certificates to CNPCHK (Indonesia) Limited as Transferee and balance certificates dated the date of this resolution as follows:

•                  Transferor’s Share Certificate Number -10- in the amount of 18,000 common shares shall be cancelled.

•                  Transferor’s Share Certificate Number -14- in the amount of 12,000 common shares shall be cancelled.

•                  Share Certificate Number -15- in the amount of 9,000 common shares shall be issued to Transferor.

•                  Share Certificate Number -16- in the amount of 21,000 common shares shall be issued to Transferee.

and, the Secretary is further authorized and instructed to immediately update and amend the Company’s permanent records and the Register of Share Transfers and the Register of Members as of the date of this resolution to reflect the aforesaid share holding changes as provided for in the Continental Transfer Authorization.

4.               The GeoPetro Transfer Authorization is hereby recognized and approved and the Secretary is instructed and authorized, in accordance with the instructions of the GeoPetro Transfer Authorization to cancel old share certificates held by GeoPetro and issue new share certificates to CNPCHK (Indonesia) Limited as transferee and balance certificate to GeoPetro, each dated the date of this resolution as follows:

•                  Transferor’s Share Certificate Number -11- in the amount of 12,000 common shares shall be cancelled.

•                  Transferor’s Share Certificate Number -13- in the amount of 8,000 common shares shall be cancelled.

•                  Share Certificate Number -17- in the amount of 14,000 common shares shall be issued to Transferee.

•                  Share Certificate Number -18- in the amount of 6,000 common shares shall be issued to Transferor.

and, the Secretary is further authorized and instructed to immediately update and amend the Company’s permanent records and the Register of Share Transfers and the Register of Members as of the date of this resolution to reflect the aforesaid share holding changes as provided for in the GeoPetro Transfer Authorization.

5.               On behalf of the Company the Directors hereby confirm, ratify and approve the termination of the joint operating agreement among the Company and Continental Energy Corporation and GeoPetro Resources Company dated 1 January 2000 in accordance with the provisions of the JOA Termination Agreement attached. The Continental and GeoPetro releases of the Company under the JOA termination Agreement are hereby acknowledged.

6                  Lastly, the resignation of Mr. Suresh J. Doshi from his post of Director is hereby accepted as of the date and time of this resolution last indicated below. The Board thanks him for his valuable service on behalf of the Company.

7.               These resolutions together with appropriately amended registers of share transfers, members and directors shall forthwith be filed by the Secretary in the Company’s permanent record of resolutions and minutes and appropriate copies shall also be formally registered as required with all applicable authorities having jurisdiction including the British Virgin Islands Companies Registrar and Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent.

By the Unanimous Consent of the Board of Directors	Dated: September 2006 09:00 Hours Jakarta Time

Richard L. McAdoo	S.J. Doshi
Director & President	Director

Continental Share Transfer Authorization

CONTINENTAL-GEOPETRO (BENGARA-II) LTD., THE COMPANY

Incorporated 9-September-97 Under International Business Companies Act (cap.291)

of the Territory of the British Virgin Islands as IBC#-247888

Nominal Capital is US$50,000 Divided into Common Shares of Par Value US$ 1.00 Each

We, Continental Energy Corporation, the undersigned corporation and duly registered owner of 30,000 (Thirty Thousand) Common Shares, each of Par Value US$ 1.00, of Continental-GeoPetro (Bengara-II) Ltd., consisting of:

1.               share certificate number -8-, representing 18,000 Common Shares each Common Share numbered consecutively beginning with the serial number -1- and continuing through until ending with serial number -18,000- and

2.               share certificate number -14-, representing 12,000 Common Shares each Common Share numbered consecutively beginning with the serial number -30,001- continuing through until ending with serial number -42,000-;

hereinafter called the TRANSFEROR, of address Suite 1200, 14001 Dallas Parkway, Dallas, Texas, 75240, USA, in consideration of good and valuable compensation paid, promised and provided to us pursuant to a Share Sale & Purchase Agreement dated even date herewith,

DO HEREBY TRANSFER to,

CNPCHK (Indonesia) Limited, hereinafter called the TRANSFEREE, a corporation of address 39th Floor, 118 Connaught Road West, Hong Kong, an amount of 21,000 (Twenty One Thousand) Common Shares each of Par Value US$ 1.00, of Continental-GeoPetro (Bengara-II) Ltd., consisting of

1.               12,000 (Twelve Thousand) Common Shares each Common Share numbered consecutively beginning with the serial number -30,001- continuing through until ending with serial number -42,000-; and

2.               9,000 (Nine Thousand) Common Shares each Common Share numbered consecutively beginning with the serial number -9,001-continuing through until ending with serial number -18,000-;

TO HOLD unto the said TRANSFEREE, his heirs, executors, administrators, successors, and assigns subject to the same joint and several conditions on which the TRANSFEROR held these same Common Shares upon the date of execution hereof, including without limitation the conditions and share transfer restrictions imposed by the Company’s Memorandum of Association and Articles of Association and those certain shareholder agreements to which TRANSFEREE is or may become a party; the undersigned said TRANSFEREE do hereby agree to take the said Common Shares subject to the same conditions and restrictions.

We the TRANSFEROR retain, keep and do not transfer under this agreement an amount of 9,000 (Nine Thousand) Common Shares, each of Par Value US$ 1.00, of Continental-GeoPetro (Bengara-II) Ltd. each numbered consecutively beginning with the serial number -1- and continuing through until ending with serial number -9,000-.

AS WITNESS, our hands here below this date:    September 2006.

Richard L. McAdoo, President & CEO	Li Hualin, Director
On behalf of the TRANSFEROR	On behalf of the TRANSFEREE
Continental Energy Corporation	CNPCHK (Indonesia) Limited

Company Use Only - Transfer Recorded to Registers 2 and 3
Date: September 2006	by
Patrick Lau, the Company Secretary

No transfer of the shares recorded hereon will be registered by the Company until this Share Transfer Agreement has been properly and legibly completed and the original delivered to the Company Secretary.

GeoPetro Share Transfer Authorization

CONTINENTAL-GEOPETRO (BENGARA-II) LTD., THE COMPANY

Incorporated 9-September-97 Under International Business Companies Act (cap.291)

of the Territory of the British Virgin Islands as IBC#-247888

Nominal Capital is US$50,000 Divided into Common Shares of Par Value US$ 1.00 Each

We, GeoPetro Resources Company, the undersigned corporation and duly registered owner of 20,000 (Twenty Thousand) Common Shares, each of Par Value US$ 1.00, of Continental-GeoPetro (Bengara-II) Ltd., consisting of:

3.               share certificate number -11-, representing 12,000 Common Shares each Common Share numbered consecutively beginning with the serial number -18,001- and continuing through until ending with serial number -30,000- and

4.               share certificate number -13-, representing 8,000 Common Shares each Common Share numbered consecutively beginning with the serial number -42,001- continuing through until ending with serial number -50,000-;

hereinafter called the TRANSFEROR, of address Suite 700, One Maritime Plaza, San Francisco, California, 94111, USA, in consideration of good and valuable compensation paid, promised and provided to us pursuant to a Share Sale & Purchase Agreement dated even date herewith,

DO HEREBY TRANSFER to,

CNPCHK (Indonesia) Limited, hereinafter called the TRANSFEREE, a corporation of address 39th Floor, 118 Connaught Road West, Hong Kong, an amount of 14,000 (Fourteen Thousand) Common Shares each of Par Value US$ 1.00, of Continental-GeoPetro (Bengara-II) Ltd., consisting of

3.               12,000 (Twelve Thousand) Common Shares each Common Share numbered consecutively beginning with the serial number -18,001- continuing through until ending with serial number -30,000-; and

4.               2,000 (Two Thousand) Common Shares each Common Share numbered consecutively beginning with the serial number -42,001- continuing through until ending with serial number -44,000-;

TO HOLD unto the said TRANSFEREE, his heirs, executors, administrators, successors, and assigns subject to the same joint and several conditions on which the TRANSFEROR held these same Common Shares upon the date of execution hereof, including without limitation the conditions and share transfer restrictions imposed by the Company’s Memorandum of Association and Articles of Association and those certain shareholder agreements to which TRANSFEREE is or may become a party; the undersigned said TRANSFEREE do hereby agree to take the said Common Shares subject to the same conditions and restrictions.

We the TRANSFEROR retain, keep and do not transfer under this agreement an amount of 6,000 (Six Thousand) Common Shares, each of Par Value US$ 1.00, of Continental-GeoPetro (Bengara-II) Ltd. each numbered consecutively beginning with the serial number -44,001- and continuing through until ending with serial number -50,000-.

AS WITNESS, our hands here below this date:      September 2006.

Suresh J. Doshi, President & CEO	Li Hualin, Director
On behalf of the TRANSFEROR	On behalf of the TRANSFEREE
GeoPetro Resources Company	CNPCHK (Indonesia) Limited

Company Use Only - Transfer Recorded to Registers 2 and 3

Date: September 2006	by
Patrick Lau, the Company Secretary

No transfer of the shares recorded hereon will be registered by the Company until this Share Transfer Agreement has been properly and legibly completed and the original delivered to the Company Secretary.

Suresh J. Doshi

The Board of Directors

Continental-GeoPetro (Bengara-II) Ltd.

JI. R.S. Fatmawati 31A, Cilandak, Jakarta, 125430

INDONESIA

Gentlemen,

I, Suresh J. Doshi, hereby tender my immediate resignation as a director of Continental-GeoPetro (Bengara-II) Ltd. with effect from the date last below written.

I, Suresh J. Doshi, resign my office as director of the Company with immediate effect from the date last below written and acknowledge and declare that I have no claim whatsoever against the Company or any of its subsidiaries for breach of contract, compensation for loss of office, redundancy, unfair dismissal or retirement or on any other account whatsoever and there is no agreement or arrangement outstanding under which the Company has or could have any obligation to me whether now or in the future.

This confirmation of resignation and release shall be governed by the laws of the British Virgin Islands.

Dated this           day of                        2006

Suresh J. Doshi

Continental-GeoPetro (Bengara-Il) Ltd.
BVI IBC Company 247888 c/o Portcullis TrustNet Chambers
4th Floor, Ellen Skelton Building, 3076 Drake’s Highway
Road Town, Tortola, British Virgin Islands The “Company”

UNANIMOUS CONSENT RESOLUTIONS OF THE MEMBERS

SPA Closing Completion Resolutions #2

Adoption Memorandum & Articles & Shareholders Agreement

These unanimous Consent Resolutions of the Members are hereby unanimously consented to and adopted in writing by all of the undersigned shareholders of the Company as of the date and time last below written. The undersigned shareholders represent 100% of the Company’s authorized, issued, outstanding and fully paid up share capital. These resolutions may be signed by the Members authorized representatives in any number of counterparts and may be delivered by facsimile to the Secretary, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document and notwithstanding the date of execution shall be deemed to bear the date as last set forth below.

IT WAS NOTED BY THE MEMBERS THAT:

a.               A copy of the new and restated “Memorandum of Association” of the Company dated the same date as these resolutions, in its entirety, is attached to and made a part of this resolution.

b.              A copy of the new and restated “Articles of Association” of the Company dated the same date as these resolutions, in its entirety, is attached to and made a part of this resolution.

c.               A copy of an agreement amongst all of the undersigned Members of the Company dated the same date as these resolutions, which is hereinafter referred to as the “Shareholders Agreement”, is, in its entirety, attached to and made a part of this resolution.

IT WAS ALSO DULY NOTED BY THE MEMBERS THAT:

A)          Restatement of the Company’s Memorandum of Association and Memorandum of Articles is required by the British Virgin Islands, BVI Business Companies Act 2004 (No 16 of 2004) including the amendments thereto made by the British Virgin Islands Statue Revision Act 2005 (No 25 of 2005), hereinafter referred to as the “Act”, on or before 1 January 2007.

B)            The Shareholders Agreement provides for terms, conditions and procedures under which the Company shall be governed and the relationships amongst its Members shall be governed in addition to those expressed in the aforesaid restated Memorandum of Association and Articles of Association.

NOW THEREFORE IT IS HEREBY RESOLVED BY A UNANIMOUS VOTE OF 100% OF THE COMPANY’S AUTHORIZED, ISSUED, OUTSTANDING AND FULLY PAID UP SHARES DULY HELD BY THE UNDERSIGNED MEMBERS THAT THE MEMBERS DO HEREBY PASS AND ADOPT THE FOLLOWING RESOLUTIONS:

1.               The attached Memorandum of Association is hereby adopted, ratified and confirmed and from its date shall replace and supersede all others as the Memorandum of Association of the Company and is signed by all of the Members of the Company simultaneously with signature of these resolutions.

2.               The attached Articles of Association is hereby adopted, ratified and confirmed and from its date shall replace and supersede all others as the Articles of Association of the Company and is signed by all of the Members of the Company simultaneously with signature of these resolutions.

3.               The attached Shareholders Agreement is hereby adopted, ratified and confirmed and from the date last below written shall replace and supersede all others as the Shareholders Agreement of the Company and is dated and signed by all of the Members of the Company simultaneously with signature of these resolutions.

4.               The attached Memorandum of Association, Articles of Association and the Shareholders Agreement together with past and future duly executed and validly made Members resolutions shall constitute the “Constating Documents of the Company”.

5.               All directors, officers and agents of the Company shall be and are hereby instructed and obliged by the Members to at all times act in their respective capacities on behalf of the Company strictly in accordance with and as provided for in the Constating Documents of the Company and as provided for in the Act and other applicable law. Further, any and all appointments, engagements or contracts entered into by the Company with any and all directors, officers and agents shall contain specific provisions to strictly so oblige the subject director, officer or agent to comply with and at all times act in accordance with the Constating Documents of the Company.

6.               The said new and restated Memorandum of Association and Articles of Association are intended by the Members to conform to and comply with the Act and any modifications needed thereto which may be expressed by the British Virgin Islands Companies Registrar or other authority having jurisdiction shall be promptly made by similar unanimous resolution of the Members upon the Members being advised such revision is required.

7.               These resolutions together with the restated Memorandum of Association and the restated Articles of Association and the Shareholders Agreement shall forthwith be filed in the Company’s permanent record of resolutions and minutes and appropriate originals or certified true copies shall also be formally be filed with and registered as may be required with all applicable authorities having jurisdiction including, without limitation, the British Virgin Islands Companies Registrar and Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent in the British Virgin Islands.

8.               The Company’s Secretary, and failing him, any one director or the Company’s President are hereby authorized and instructed to sign and/or take whatever action is required for the benefit of and on behalf of the Company and of the Members to register, record and otherwise act as needed to give full force and effect to the actions and intentions stated in the aforesaid resolutions.

BY THE UNANIMOUS CONSENT OF THE MEMBERS	Dated: Upon September 2006 09:10 Hours Jakarta Time

On Behalf of Member	On Behalf of Member	On Behalf of Member
CNPCHK (Indonesia) Limited	Continental Energy Corporation	GeoPetro Resources Company
Shareholder and owner of 35,000 common shares of the Company representing 70% of the Company’s share capital.	Shareholder and owner of 9,000 shares of the Company representing 18% of the Company’s share capital	Shareholder and owner of 6,000 common shares of the Company representing 12% of the Company’s share capital.
/s/ Wang Mingcai
by its Director	by its President & CEO	by its President & CEO
Mr. Wang Mingcai	Mr. Richard L. McAdoo	Mr. S.J. Doshi

Continental-GeoPetro (Bengara-Il) Ltd.
BVI IBC Company 247888 c/o Portcullis TrustNet Chambers
4th Floor, Ellen Skelton Building, 3076 Drake’s Highway
Road Town, Tortola, British Virgin Islands The “Company”

UNANIMOUS CONSENT RESOLUTIONS OF THE MEMBERS

SPA Closing Completion Resolutions #3

Election of New Directors

These unanimous Consent Resolutions of the Members are hereby unanimously consented to and adopted in writing by all of the undersigned shareholders of the Company as of the date and time last below written. The undersigned shareholders represent 100% of the Company’s authorized, issued, outstanding and fully paid up share capital. These resolutions may be signed by the Members authorized representatives in any number of counterparts and may be delivered by facsimile to the Secretary, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document and notwithstanding the date of execution shall be deemed to bear the date as last set forth below.

IT WAS NOTED BY THE MEMBERS THAT THE COMPANY HAS RECEIVED THE FOLLOWING, A COPY OF EACH OF WHICH IS ATTACHED TO AND MADE A PART OF THIS RESOLUTION:

a.               A consent to serve as a Director of the Company dated     September 2006 has been received from Mr. Li Hualin.

b.              A consent to serve as a Director of the Company dated     September 2006 has been received from Mr. Cheng Cheng.

c.               A consent to continue to serve as a Director of the Company dated     September 2006 had been received from
Mr. Richard L. McAdoo.

IT WAS ALSO DULY NOTED BY THE MEMBERS THAT:

A)          The agreement dated     September 2006 amongst all of the undersigned Members of the Company which is hereinafter referred to as the “Shareholders Agreement” provides certain terms and conditions pertaining to the election of Directors of the Company and, among others, fixing the number of directors on the Board of Directors of the Company at this time at three (3) Directors.

B)            The undersigned Member, Continental Energy Corporation, exercising its rights under the Shareholders Agreement has designated the re-election of Mr. Richard L. McAdoo, a current duly registered Director of the Company.

C)            The undersigned Member, CNPCHK (Indonesia) Limited, exercising its rights there under has designated the election of
Mr. Li Hualin and Mr. Cheng Cheng as Directors of the Company.

NOW THEREFORE IT IS HEREBY RESOLVED BY A UNANIMOUS VOTE OF 100% OF THE COMPANY’S AUTHORIZED, ISSUED, OUTSTANDING AND FULLY PAID UP SHARES DULY HELD BY THE UNDERSIGNED MEMBERS THAT THE MEMBERS DO HEREBY PASS AND ADOPT THE FOLLOWING RESOLUTIONS:

1.               Mr. Li Hualin, nominated to the post by Company shareholder CNPCHK (Indonesia) Limited is hereby duly elected and appointed a Director of the Company and Chairman of the Board of Directors by the unanimous consent of the undersigned shareholders to serve for a term until his death, resignation or removal in accordance with the Company’s Memorandum and Articles of Association and with the applicable provisions of the Shareholders Agreement amongst the Members of the Company as it may from time to time be amended.

2.               Mr. Cheng Cheng, nominated to the post by Company shareholder CNPCHK (Indonesia) Limited is hereby duly elected and appointed a Director of the Company by the unanimous consent of the undersigned shareholders to serve for a term until his death, resignation or removal in accordance with the Company’s Memorandum and Articles of Association and with the applicable provisions of the Shareholders Agreement amongst the Members of the Company as it may from time to time be amended.

3.               Mr. Richard L. McAdoo, nominated to the post by Company shareholder Continental Energy Corporation, is hereby duly re-elected and re-appointed a Director of the Company by the unanimous consent of the undersigned shareholders to serve for a term until his death, resignation or removal in accordance with the Company’s Memorandum and Articles of Association and with the applicable provisions of the Shareholders Agreement amongst the Members of the Company as it may from time to time be amended.

4.               The aforementioned elected Directors shall at all times exercise their power and authority in their capacities as Directors of the Company in the best interests of the Company, strictly subject to and in accordance with the applicable provisions on Directors duties, powers, meetings and authority as set forth in the Company’s Memorandum and Articles of Association and with the additional applicable provisions of the Shareholders Agreement amongst the Members of the Company as it may from time to time be amended.

5.               These resolutions together with appropriately amended registers of directors shall forthwith be filed in the Company’s permanent record of resolutions and minutes and appropriate copies shall also be formally registered as required with all applicable authorities having jurisdiction including the British Virgin Islands Companies Registrar and with Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent.

6.               The Company’s Secretary, and failing him, any one director and/or the Company’s President are hereby authorized and instructed to sign and/or take whatever action is required for the benefit of and on behalf of the Company and of the Members to register, record and otherwise as needed to give full force and effect to the actions and intentions stated in the aforesaid resolutions.

By the Unanimous Consent of the Members	Dated: September 2006 09:20 Hours Jakarta Time

On Behalf of Member	On Behalf of Member	On Behalf of Member
CNPCHK (Indonesia) Limited	Continental Energy Corporation	GeoPetro Resources Company
Shareholder and owener of 35,000	Shareholder and owner of 9,000 common	Shareholder and owner of 6,000
common shares of the Company	shares of the Company representing 18%	common shares of the Company
representing 70% of the Company’s	of the Company’s share capital	representing 12% of the Company’s
share capital.		share capital

/s/ Wang Mingcai
by its Director	by its President & CEO	by its President & CEO
Mr. Wang Mingcai	Mr. Richard L McAdoo	Mr. S.J. Doshi

Richard L. McAdoo

THE BOARD OF DIRECTORS	19-September-2006
Continental-GeoPetro (Bengara-II) Ltd.
JI. R.S. Fatmawati 31A, Cilandak
Jakarta, 124300, Indonesia
By Fax to 62-21-765-8293
Original Delivered by Hand

Subject:         Consent to Serve as a Director

Gentlemen,

This is to confirm my acceptance of continuation of service as a director on the board of Continental GeoPetro (Bengara-II) Ltd. as the designated director appointee for and on behalf of Continental Energy Corporation as provided for in the Shareholders Agreement and in the Shares Sale and Purchase Agreements both dated 19 September 2006 between CNPCHK (Indonesia) Limited, Continental Energy Corporation, GeoPetro Resources Company, and CNPC (Hong Kong) Limited.

I shall familiarize myself with the duties of a director as required by the Memorandum and Articles of Continental-GeoPetro (Bengara-II) Ltd. including the additional duties and procedures required under the said Shareholders Agreement and Shares Sale and Purchase Agreements and agree to abide by and act in my capacity as director in accordance with their provisions.

I am a citizen of the USA and a resident of Indonesia. My residential contact address is JI. Bumipratama Timur BHP Blok R25, Jakarta, 13550, Indonesia. My residence phone number is 62-21-841-2784. My cell phone number is 62-81-694-0853.

I am a director and officer of the Continental Energy Corporation. My office address is at Continental Energy Corporation, Suite 1200, 14001 Dallas Parkway, Dallas, Texas, USA, phone 1-972-934-6774, fax 1-972-934-6718, email rlmcadoo@continentalenergy.com.

I am the holder of USA passport number 206537367 issued by USA at NPC expiring on date 13 June 2010 and my date of birth was 10 May 1954 and my place of birth was Higgins, Texas, USA.

I am also the holder of Oregon drivers license number 5845224 issued by State of Oregon, USA, expiring on date 10 May 2010.

Attached please find a color copy of my passport picture page and of my Oregon drivers license.

Sincerely Yours,

/s/ Richard L. McAdoo
Richard L. McAdoo

Continental-GeoPetro (Bengara-Il) Ltd.
BVI IBC Company 247888 c/o Portcullis TrustNet Chambers
4th Floor, Ellen Skelton Building, 3076 Drake’s Highway
Road Town, Tortola, British Virgin Islands The “Company”

UNANIMOUS CONSENT RESOLUTIONS OF THE DIRECTORS

SPA Closing Completion Resolutions #5

Ratify Memorandum, Articles & Shareholders Agreement

These unanimous Consent Resolutions of the Directors are hereby unanimously consented to and adopted in writing by the undersigned, being all the directors of the Company as of the date last below written. These resolutions may be signed by the directors in any number of counterparts and may be delivered by facsimile to the Secretary, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document and notwithstanding the date of execution shall be deemed to bear the date as last set forth below.

IT WAS NOTED THAT: The Company has received a copy of a unanimous consent resolution of the Members dated the same date as these resolutions adopting a new restated Memorandum and Articles of Incorporation for the Company together with adoption by the Members of a Shareholders Agreement amongst the Members.

NOW THEREFORE IT WAS RESOLVED THAT: the Directors do hereby unanimously pass the following resolutions:

1.               Mr. Li Hualin is hereby elected Chairman of the Board of Directors of the Company to serve in such capacity until replaced by action of the Directors.

2.               On behalf of the Company the Directors hereby confirm, ratify and approve the Restated Memorandum and Articles of the Company dated the same date as these resolutions adopted by the Members in their unanimous consent resolution dated 9:00 AM Jakarta time the same date as these resolutions and hereby direct, authorize and empower any one director plus the Secretary to take all necessary action to appropriately file and register and give full force and effect to the new Memorandum and Articles with both the British Virgin Islands Companies Registrar and Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent.

3.               On behalf of the Company the Directors hereby confirm, ratify and recognize the Shareholders Agreement amongst the Members of the Company dated the same date as these resolutions adopted by the Members in their unanimous consent resolution dated 9:00 AM Jakarta time the same date as these resolutions and hereby direct, authorize and empower any one director plus the Secretary to take all necessary action to appropriately file and register and give full force and effect to the new Memorandum and Articles with Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent.

4.               These resolutions together with appropriately amended registers of share transfers, members and directors shall forthwith be filed by the Secretary in the Company’s permanent record of resolutions and minutes and appropriate copies shall also be formally registered as required with all applicable authorities having jurisdiction including the British Virgin Islands Companies Registrar and Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent.

By the Unanimous Consent of the Board of Directors	Dated: September 2006 09:40 Hours Jakarta Time

Li Hualin	Cheng Cheng	Richard L. McAdoo
Director & Chairman	Director	Director

UNANIMOUS CONSENT RESOLUTIONS OF THE DIRECTORS

SPA Closing Completion Resolutions #6

Appointment of First Officers

These unanimous Consent Resolutions of the Directors are hereby unanimously consented to and adopted in writing by the undersigned, being all the directors of the Company as of the date last below written. These resolutions may be signed by the directors in any number of counterparts and may be delivered by facsimile to the Secretary, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document and notwithstanding the date of execution shall be deemed to bear the date as last set forth below.

IT WAS NOTED THAT: The Shareholders Agreement dated the same date as these resolutions amongst the Members of the Company imposes certain obligations on the directors to appoint officers and senior management of the Company.

IT WAS NOTED THAT: In accordance with the Shares Sale and Purchase Agreement and the Shareholders Agreement both dated the same date as these resolutions amongst the Members of the Company the resignation of Mr. Richard L. McAdoo as President and CEO of the Company has been received, a copy of which is attached to these resolutions.

NOW THEREFORE IT WAS RESOLVED THAT: the Directors do hereby unanimously pass the following resolutions:

1.               The resignation of Mr. Richard L. McAdoo as CEO of the Company is hereby accepted and the Board thanks him for past services in such capacity.

2.               Mr. Li Hualin is hereby made an Executive Director and Chairman of the Company to serve in accordance with the Shareholders Agreement.

3.               Mr. Cheng Cheng is hereby made an Executive Director of the Company to serve in accordance with the Shareholders Agreement.

4.               Mr. Richard L. McAdoo is hereby made an Executive Director and is also hereby appointed to the position of Chief Exploration Officer (CXO) of the Company based in Jakarta to serve in accordance with the Shareholders Agreement.

5.               Mr. Lau Wak Hoon Patrick is hereby reconfirmed as Secretary of the Company to serve in accordance with the Shareholders Agreement.

6.               These resolutions shall forthwith be filed by the Secretary in the Company’s permanent record of resolutions and minutes and appropriate copies shall also be formally registered as required with all applicable authorities having jurisdiction including Portcullis TrustNet (BVI) Limited, the Company’s Registered Agent.

By the Unanimous Consent of the Board of Directors	Dated: September 2006

Li Hualin	Cheng Cheng	Richard L. McAdoo
Director & Chairman	Director	Director

Richard L. McAdoo

The Board of Directors

Continental-GeoPetro (Bengara-II) Ltd. (the “Company”)

JI. R.S. Fatmawati 31A, Cilandak, Jakarta, 125430

INDONESIA

Resignation

Gentlemen,

I, Richard L. McAdoo, hereby resign my office as President and CEO of the Company with effect from the date last below written.

In such event that this resignation actually does become effective as provided for above then at such time I acknowledge and declare that I have no claim whatsoever against the Company or any of its subsidiaries for breach of contract, compensation for loss of office, redundancy, unfair dismissal or retirement or on any other account whatsoever accruing on or before and applicable to my tenure as President and CEO during periods prior to the date hereof.

Date:     September 2006

Yours faithfully

Richard L. McAdoo

SCHEDULE-F

CONTRACTUAL OBLIGATIONS TO BE TERMINATED PRIOR TO 30 SEPTEMBER 2006

A list and summary of the principle terms and conditions of contractual commitment between CGB2 and third parties a to be terminated prior to 30 September 2006 are set forth in the following table:

Expatriate Management Consulting & Related Contracts

						Contract		Expiry or
	Contract			Covering		Price or		Notice to
No	Date	Number	To	Period	Description	Rate	Period	Terminate	Remarks
1	28-Nov-05	B2SA-099/05	Susila Waryi	1Dec05- 31Dec07	Rent Car for Staff Toyota Harrier	20,000,000	Rp/Month	31-Dec-07	Paid monthly
2	31-Dec-05	B2SA-06-004	Susila Waryi	1Dec04 - 30 Nov07	Rent House for Senior Management	$3,000.00	US$/Month	30-Nov-07	Prepaid thru 30-Nov-06
3	20-Jul-06	B2SA-121/06	AT Eriksson	01Aug06 - 31July07	Rent House for Expatriate Staff	$1,000.00	US$/Month	31-Jul-07	Paid monthly
4	20-Jul-06	B2SA-122/06	AT Eriksson	01Aug06 - 31July07	Rent Car for Staff KIA Sportage	$1,500.00	US$/Month	31-Jul-07	Paid monthly
5.	20-Mar-06	B2SA-06-007	Rita Mardalina	20 Mar06-Open	Consultant: Geophysicist	400,000	Rp/Day	90 Days	Part Time Temporary
6.	4-Jul-06	B2SA-114/06	Iin Hendriana	01Jul06 - 30 Sep06	Consultant: Tarakan Office Manager	2,000,000	Rp/Month	3 Days	Full Time Staff
7.	24-Jul-06	B2SA-123/06	D.R. Wibowo	01Aug06 - 31July07	Consultant: IT Supervisor	250,000	Rp/Day	90 Days	Full Time Staff
8.	24-Jul-06	B2SA-124/06	R.M. Budijarto	01Aug06 - 31July07	Consultant: Senior Geophysicist	625,000	Rp/Day	90 Days	Full Time Staff
9.	20-Jul-06	B2SA-117/06	Richard L. McAdoo	01Aug06 - 31July07	Consultant: Exploration Management	$12,500.00	US$/Month	90 Days	Full Time Staff
10.	20-Jul-06	B2SA-118/06	Andrew T. Eriksson	01Aug06 - 31July07	Consultant: Geological Management	$7,500.00	US$/Month	90 Days	Full Time Staff
11.	20-Jul-06	B2SA-119/06	B. Dorpi Parlindungan	01Aug06 - 31July07	Consultant: Management Advisor	$5,000.00	US$/Month	90 Days	Full Time Staff
12.	20-Jul-06	B2SA-120/06	Maridjo Utomo	01Aug06 - 31July07	Consultant: Accounting Management	$3,000.00	US$/Month	90 Days	Full Time Staff